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                                                                     Exhibit 4.1



                               BARNES GROUP INC.

                            RETIREMENT SAVINGS PLAN

     [As Amended and Restated Effective January 1, 1997 and April 1, 2001]























































April, 2001
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                               TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS...................................................     2

ARTICLE 2 - PARTICIPATION.................................................     7
   2.1    PARTICIPATION...................................................     7
   2.2    TRANSFERRED PARTICIPANTS........................................     7
   2.3    PARTICIPATION IN PAYSOP.........................................     7

ARTICLE 3 - LIMITS ON CONTRIBUTIONS.......................................     8
   3.1    BEFORE-TAX CONTRIBUTIONS........................................     8
   3.2    AFTER-TAX CONTRIBUTIONS.........................................     9
   3.3    MATCHING ALLOCATIONS; COMPANY CONTRIBUTIONS.....................     9
   3.4    LIMITATION AFFECTING HIGHLY COMPENSATED EMPLOYEES...............    10
   3.5    MAXIMUM ANNUAL ADDITIONS........................................    10
   3.6    MISTAKEN CONTRIBUTIONS..........................................    12
   3.7    CHANGE OF CONTRIBUTION ELECTION.................................    12
   3.8    LIMITATIONS ON AFTER-TAX CONTRIBUTIONS, MATCHING ALLOCATIONS
          AND SUPPLEMENTAL CONTRIBUTIONS..................................    12
   3.9    NONDISCRIMINATION TESTS.........................................    13
   3.10   ROLLOVER CONTRIBUTIONS..........................................    19

ARTICLE 4 - COMPANY STOCK FUND AND GUARANTEE ACCOUNT......................    20
   4.1    CONTRIBUTIONS...................................................    20
   4.2    ELECTION TO TRANSFER PRIOR CONTRIBUTIONS........................    20
   4.3    GUARANTEE ACCOUNT...............................................    20
   4.4    VALUE...........................................................    21

ARTICLE 4A - MERGER OF PAYSOP.............................................    22
   4A.1   MERGER AND TRANSFER.............................................    22
   4A.2   SEPARATE ACCOUNTS...............................................    22
   4A.3   RIGHTS..........................................................    22

ARTICLE 5 - INVESTMENT OF CONTRIBUTIONS...................................    23
   5.1    DIRECTED INVESTMENT ACCOUNT.....................................    23
   5.2    INVESTMENT ELECTION.............................................    24
   5.3    RESPONSIBILITY FOR INVESTMENTS..................................    24
   5.4    CHANGES IN INVESTMENTS..........................................    25
   5.5    ACCOUNTS........................................................    25
   5.6    DIVERSIFICATION OF COMPANY STOCK ACCOUNT........................    25

ARTICLE 6 - VESTED PORTION OF ACCOUNTS....................................    26
   6.1    BEFORE-TAX, AFTER-TAX ACCOUNTS, ROLLOVER ACCOUNTS, AND PAYSOP
          ACCOUNTS........................................................    26
   6.2    MATCHING ACCOUNT................................................    26
   6.3    VESTING SERVICE.................................................    27
   6.4    AMENDMENT OF VESTING SCHEDULE...................................    28

ARTICLE 7 - WITHDRAWALS WHILE STILL EMPLOYED..............................    29
   7.1    WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS...........................    29
   7.2    WITHDRAWAL OF BEFORE-TAX CONTRIBUTIONS AND ROLLOVER
          CONTRIBUTIONS...................................................    29
   7.3    MATCHING ACCOUNT................................................    30
   7.4    PAYSOP ACCOUNT..................................................    31
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   7.5    PROCEDURES AND RESTRICTIONS.....................................    31
   7.6    GUARANTEE ACCOUNT...............................................    31

ARTICLE 8 - DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT.......    32
   8.1    AMOUNT OF PAYMENT; PAYMENT IN COMPANY STOCK.....................    32
   8.2    METHODS OF DISTRIBUTION.........................................    32
   8.3    BENEFICIARY.....................................................    33
   8.4    FORFEITURES.....................................................    33
   8.5    DISTRIBUTION OF PAYSOP ACCOUNTS.................................    34
   8.6    DIRECT ROLLOVER DISTRIBUTIONS...................................    34

ARTICLE 9 - ADMINISTRATION OF PLAN........................................    36
   9.1    APPOINTMENT OF BENEFITS COMMITTEE...............................    36
   9.2    OPERATION OF BENEFITS COMMITTEE.................................    36
   9.3    GENERAL DUTIES OF THE BENEFITS COMMITTEE........................    36
   9.4    CLAIMS PROCEDURE................................................    37
   9.5    INDEMNITY.......................................................    37
   9.6    PLAN EXPENSES...................................................    38

ARTICLE 10 - LOANS........................................................    39
   10.1   LOAN LIMITS.....................................................    39
   10.2   INTEREST........................................................    39
   10.3   TERM............................................................    39
   10.4   SECURITY........................................................    39
   10.5   FREQUENCY/MINIMUM AMOUNTS.......................................    40
   10.6   FEES............................................................    40
   10.7   PARTICIPANT LOAN PROGRAM........................................    40

ARTICLE 11 - TRUSTEE......................................................    41
   11.1   TRUST...........................................................    41
   11.2   APPOINTMENT OF TRUSTEE..........................................    41
   11.3   DUTIES OF TRUSTEE...............................................    41
   11.4   TRANSFER AND DISBURSEMENT OF FUNDS..............................    41
   11.5   INVESTMENT PERFORMANCE..........................................    41
   11.6   GENERAL POWERS OF TRUSTEE.......................................    42
   11.7   PROHIBITED TRANSACTIONS.........................................    43
   11.8   TITLE TO ASSETS.................................................    44
   11.9   EXPERTS.........................................................    44
   11.10  RECORDS.........................................................    44
   11.11  LIABILITY.......................................................    44
   11.12  STANDARD OF CARE................................................    45
   11.13  ASSETS FOR EXCLUSIVE BENEFIT OF PARTICIPANTS....................    46
   11.14  TERMINATION.....................................................    46

ARTICLE 11A - ACQUISITION OF SHARES WITH ESOP LOANS; CERTAIN ALLOCATION
              RULES.......................................................    47
   11A.1  TERMS OF ESOP LOAN..............................................    47
   11A.2  ACQUISITION OF SHARES WITH PROCEEDS OF ESOP LOAN................    48
   11A.3  SHARES TO BE UNRESTRICTED.......................................    48
   11A.4  ESOP LOAN AMORTIZATION PAYMENTS.................................    48
   11A.5  ESOP LOAN PAYMENTS..............................................    49
   11A.6  RELEASE FROM ESOP LOAN SUSPENSE ACCOUNT.........................    49
   11A.7  USE OF DIVIDENDS................................................    50


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ARTICLE 12 - GENERAL PROVISIONS...........................................    51
   12.1   EXCLUSIVE BENEFIT RULE..........................................    51
   12.2   NONALIENATION...................................................    51
   12.3   CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN...................    51
   12.4   FACILITY OF PAYMENT.............................................    51
   12.5   INFORMATION.....................................................    51
   12.6   CONSTRUCTION....................................................    52
   12.7   INABILITY TO LOCATE DISTRIBUTEE.................................    52
   12.8   NAMED FIDUCIARIES...............................................    52

ARTICLE 13 - AMENDMENT, MERGER AND TERMINATION............................    53
   13.1   AMENDMENT OF PLAN...............................................    53
   13.2   MERGER OR CONSOLIDATION.........................................    53
   13.3   ADDITIONAL PARTICIPATING EMPLOYERS..............................    53
   13.4   TERMINATION OF PLAN.............................................    54

ARTICLE 14 - TOP-HEAVY PROVISIONS.........................................    55
   14.1   APPLICATION OF ARTICLE..........................................    55
   14.2   DEFINITIONS.....................................................    55
   14.3   DETERMINATION OF TOP-HEAVY STATUS...............................    55
   14.4   MINIMUM COMPANY CONTRIBUTION....................................    56
   14.5   EFFECT ON SECTION 415 LIMITATIONS...............................    56

ARTICLE 15 - MILITARY VETERANS' MAKE-UP CONTRIBUTIONS.....................    58
   15.1   QUALIFIED MILITARY SERVICE......................................    58
   15.2   SERVICE CREDIT..................................................    58
   15.3   MAKE-UP CONTRIBUTIONS...........................................    58
   15.4   MAXIMUM TIME LIMIT..............................................    58
   15.5   MATCHING ALLOCATIONS............................................    58
   15.6   NO RETROACTIVE INVESTMENT RETURN................................    58
   15.7   LOAN REPAYMENTS.................................................    59
   15.8   TESTING.........................................................    59
   15.9   COMPLIANCE......................................................    59


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                                    PREAMBLE


The purpose of the Barnes Group Inc. Retirement Savings Plan (formerly known as the Barnes Group, Inc. Guaranteed Stock Plan and herein referred to as the "Plan") is to assist Employees in achieving financial independence at retirement and to encourage savings, as well as to enable Employees to share in the ownership of Barnes Group Inc. (the "Company"). Effective July 28, 1989, the Plan was amended and restated to constitute an employee stock ownership plan ("ESOP") which is intended to qualify as a stock bonus plan under Section 401(a) and as an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"). The ESOP is designed to invest primarily in "qualifying employer securities," as defined in Sections 4975(e)(8) and 409(1) of the Code and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to periods commencing on and after October 1, 1989, the Plan is authorized to allocate Shares of Common Stock of the Company acquired (whether before or after such date) with the proceeds of an exempt loan to the ESOP under Section 4975(d)(3) of the Code.

The Company is hereby amending and restating the Plan, as hereinafter set forth, effective January 1, 1997, unless specifically stated otherwise, to comply with the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Uniformed Services Employment and Reemployment Rights Act and the IRS Restructuring and Reform Act of 1998. It is the intention of the Company that the Plan as herein amended and restated shall continue to be recognized as a stock bonus plan under Section 401(a) and as an employee stock ownership plan under Section 4975(e)(7) of the Code.

Additionally, effective April 1, 2001, the Curtis Industries, Inc. 401(k) Retirement Savings Plan is hereby merged into the Plan in accordance with the provisions of Section 13.2 hereof. Participants in the Curtis Industries, Inc. 401(k) Retirement Savings Plan on March 31, 2001 shall, if actively employed on and after April 1, 2001 be subject in all respects to the terms of the Plan except with regard to such benefits, rights and features which are required to be preserved under section 411(d)(6) of the Internal Revenue Code.
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                            ARTICLE 1 - DEFINITIONS


As used herein, the terms set forth below shall have the following meanings. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience are defined as they are introduced into the text.

1.1 "Accounts" means the Before-Tax Account, the After-Tax Account, the Matching Account, the Guarantee Account, the Prior Contributions Account, the PAYSOP Account, the ESOP Loan Suspense Account, the Rollover Account, the Merged Asset Account and any other account to be established by the Benefits Committee pursuant to the terms of the Plan.

1.2 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (determined under Section 1563(a) of the Internal Revenue Code without regard to Section 1563(a)(4) and (e)(3)(C)), except that with respect to Section 3.5 "more than 50 percent" shall be substituted for "at least 80 percent" where it appears in Section 1563(a)(4) of the Code. The term "Affiliated Employer" shall also include any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, a member of an affiliated service group (as defined in Section 414(m) of the Code), which includes the Company, and any other entity required to be aggregated with the Company under regulations issued pursuant to Code Section 414(o).

1.3   "After-Tax Contributions" means all amounts contributed pursuant to
      Section 3.2 of the Plan.

1.4   "Before-Tax Contributions" means all amounts contributed pursuant to
      Section 3.1 of the Plan.

1.5   "Board of Directors" means the Board of Directors of Barnes Group Inc.

1.6 "Break-in-Service" means a period or event affecting the determination of a Participant's Vested Portion as provided in Article 6.

1.7 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.8 "Company Contributions" means contributions to the Plan required to be made by the Company or an Employer pursuant to Section 3.3.

1.9 "Company Stock" means any "qualifying employer security" of the Company within the meaning of Sections 4975(e)(8) and 409(1) of the Code, including Common Stock of the Company.

1.10 "Compensation" means regular base pay, commissions, shift differential and overtime pay, determined prior to any reduction pursuant to Section 3.1, or by reason of

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      the application of Sections 125 and 132(f) of the Code, but excluding bonuses, severance pay, reimbursed expenses, payment of deferred compensation, and any other special payments. For Plan Years beginning after December 31, 1988, Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), and the first adjustment to the $200,000 limit is effected on January 1, 1990. For calendar year 1994, Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted in accordance with Section 401(a)(17) of the Code in years after 1994. The dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year. If a Plan Year consists of fewer than 12 months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year period, and the denominator of which is 12.

1.11 "Disability" means a disability on account of which the Participant is unable to work at any gainful occupation for which the Participant is or may become qualified by education, training or experience. Determination as to the existence of a Disability shall be made by the Benefits Committee or its designee on a non-discriminatory basis applicable to all Participants in similar circumstances.

1.12 "Effective Date" means January 1, 1997 for this restated Plan except as otherwise provided herein. The original effective date of the Plan was April 1, 1984.

1.13 "Employee" means a person employed by an Employer in the United States as a salaried or nonunion hourly employee or any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code and who is regularly scheduled to work at least 30 hours per week. Notwithstanding the foregoing, Employee shall also mean a person who is regularly scheduled to work less than 30 hours per week, but who completes at least 1,000 hours of service during his initial twelve-month period of employment or during any subsequent Plan Year.

      The term Employee shall also include any leased employee deemed to be an employee of any employer described in the previous paragraph as provided in Section 414(n) or (i) of the Code.

      The term "leased employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer or Affiliated Employer. Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

      A leased employee shall not be considered an Employee of the recipient if:
      (i) such employee is covered by a money purchase pension plan providing:
      (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under
      Section 125, 402(a)(8), 402(h) or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

1.14 "Employer" or "Company" means Barnes Group Inc. or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 13.3, with respect to its employees.

1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16  "ESOP Effective Date" means July 28, 1989.

1.17 "Guarantee Account" means the bookkeeping account maintained for a Participant reflecting the notional value of the guaranteed benefit determined under Paragraph 4.3 hereof. Effective on and after April 1, 2001 no further contributions shall be made to the Guarantee Account of any Participant.

1.18 "Highly Compensated Employee" means, with respect to a Plan Year, any Employee who performs services for the Employer or an Affiliated Employer during the year being tested (the "Determination Year") and who was a 5% owner (or the spouse of a 5% owner), within the meaning of Section 416(i)(l)(B)(i) of the Code, at any time during the Determination Year or the preceding year (the "Look-Back Year"), or who received compensation from the Employer or an Affiliated Employer in excess of $80,000 (adjusted pursuant to Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996) during the Look-Back Year.
      The Benefits Committee may elect that the Look-Back Year shall be the calendar year ending with or within the Determination Year.

      For purposes of determining an Employee's compensation, compensation shall mean the Employee's total compensation reportable on Form W-2, plus all contributions made on behalf of the Employee by the Employer or an Affiliated Employer pursuant to a salary reduction agreements under Sections 401(k), 408, 125, or 132(f) of the Code.

      A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

      In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to section 414(q) stated above are treated as having been in effect for years beginning in 1996.

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

      The number of Highly Compensated Employees shall not exceed 20% of Employees when ranked on the basis of compensation paid during the Look-Back Year, excluding however, Employees who:

      (i)    have less than six months of eligibility service;

      (ii)   are under age 21;

      (iii)  ordinarily work not more than six months per year;

      (iv)   ordinarily work less than 17-1/2 hours per week; or

      (v) are included in a unit of Employees covered by a collective bargaining agreement if 90% or more of the Employer's Employees are covered by collective bargaining agreements and the Plan covers only those Employees who are not covered by such agreements; or

      Any Employee who is not a Highly Compensated Employee is a Nonhighly Compensated Employee.

1.19 "Matching Allocations" shall have the meaning set forth in Section 3.3 of the Plan.

1.20 "Merged Asset Account" shall mean such amounts transferred into the Plan which are attributable to the Curtis Industries, Inc. 401(k) Retirement Savings Plan. Salary deferral and employer matching contributions previously held under the Curtis Industries, Inc. 401(k) Retirement Savings Plan shall be separately accounted for under the Plan.

1.21 "Participant" means any person included in the membership of the Plan as provided in Article 2.

1.22  "PAYSOP" means the Barnes Group Inc. Employee Stock Ownership Plan.

1.23 "Plan" means the Barnes Group Inc. Retirement Savings Plan as set forth in this document or as amended from time to time.

1.24 "Plan Year" means the period beginning with the original Effective Date of the Plan through December 31, 1984, and thereafter the calendar year through December 31, 1998. Effective January 1, 1999, the Plan Year shall mean the short plan year beginning January 1, 1999 and ending December 30, 1999, and thereafter the period beginning each December 31 and ending the following December 30.

1.25 "Prior Contributions" means the Before-Tax, After-Tax and Matching Accounts of a Participant that remain invested in the Fixed Income Investment Fund or the Common Stock Investment Fund attributable to contributions prior to April 30, 1988.

1.26 "Benefits Committee" means the Benefits Committee appointed by the Company's Board of Directors as provided in Article 9.

1.27  "Rollover Contributions" means all amounts contributed pursuant to Section
      3.10 of the Plan.

1.28  "Share" means a share of Common Stock of the Company.

1.29 "Trustees" means the trustees by whom the funds of the Plan are held as provided in Article 11.

1.30 "Valuation Date" means the last business day of March, June, September and December.

1.31 "Value" means the fair market value of a Share of Common Stock, as provided in Section 4.4 of the Plan.

1.32 "Vested Accounts" means the Before-Tax Account, the After-Tax Account, the PAYSOP Account, the Rollover Account and the Vested Portion of the Matching Account and, if applicable, the Vested Portion of the Merged Asset Account.

1.33 "Vested Portion" means the portion of the Accounts in which the Participant has a nonforfeitable interest as provided in Article 6.


Whenever appropriate, words and terms defined in the singular may be read as the plural, and the plural may be read as the singular. Unless otherwise required by the context, masculine pronouns also shall include the feminine, and the feminine shall include the masculine.

The headings of the Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                           ARTICLE 2 - PARTICIPATION


2.1  PARTICIPATION

An Employee, other than a leased employee as defined in Section 1.13, shall become a Participant on the first day of the calendar month which is at least 30 days (or some lesser period of time designated by the Benefits Committee) after the date on which he files with the Employer a form or forms prescribed by the Benefits Committee on which he: (a) makes the election described in Section 3.1; and (b) names a Beneficiary; provided, however, that former Employees are eligible to become Participants as soon as administratively feasible upon rehire.

Any Employee who was an actively employed participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan on March 31, 2001 shall become a Participant on April 1, 2001, provided he remains actively employed by the Employer.

2.2  TRANSFERRED PARTICIPANTS

A Participant who becomes an employee of an Affiliated Employer but ceases to be an Employee shall continue to be a Participant of the Plan but shall not be eligible to make contributions.

2.3  PARTICIPATION IN PAYSOP

If an individual is or was a participant in the PAYSOP, and his PAYSOP Account Balance is transferred to this Plan, such individual shall be a Participant in this Plan; provided, that such Participant shall not at any time be entitled to any Company Contributions, Matching Allocations or credit to the Guarantee Account with respect to amounts in his PAYSOP Account.

                      ARTICLE 3 - LIMITS ON CONTRIBUTIONS

3.1  BEFORE-TAX CONTRIBUTIONS

(a) A Participant may have his Compensation reduced on a Before-Tax basis in multiples of 1% under the procedures and maximum amounts specified by the Benefits Committee and have that amount contributed to the Plan by the Employer; provided, however, that in no event may the reduction in Compensation exceed 10% of Compensation, and provided further that prior to April 1, 2001, a Participant may not make Before-Tax Contributions for any period for which he has elected to make After-Tax Contributions. On and after April 1, 2001, if a Participant elects to contribute to the Plan both on a Before-Tax and an After-Tax basis, in no event shall his aggregate Before-Tax and After-Tax Contributions exceed 10% of his Compensation.

(b) No Participant may reduce his Compensation under the foregoing provision, or under any other qualified plan maintained by the Employer or any Affiliated Employer during any calendar year in excess of $10,500 (which is hereinafter referred to as the "maximum elective deferral") or such other amount as may be determined by the cost of living adjustment prescribed by the Secretary of the Treasury under Section 415(d) of the Code for calendar years beginning after January 1, 2001, as applied to such applicable amount in such manner as the Secretary shall provide.

(c) A Participant may assign to this Plan any excess elective deferrals made during a taxable year of the Participant under the plan of another employer by notifying the Benefits Committee of the amount of the excess elective deferrals to be assigned to the Plan. A Participant is deemed to notify the Benefits Committee of any excess elective deferrals that arise by taking into account only those Before-Tax Contributions made to this Plan and any other plans of the Employer.

(d) Before-Tax Contributions in excess of the maximum elective deferral, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than April 15 following the calendar year for which such excess deferral was made.

(e) In the event that Before-Tax Contributions are used to repay an ESOP Loan, and the Value of Shares released from the ESOP Loan Suspense Account and allocated to the Participant's Before-Tax Account by reason of the use of such Contributions is less than the amount of such Contributions so used, the Company shall make an additional contribution (a "Supplemental Contribution") to the Plan in an amount sufficient to purchase Shares on the open market, or release additional shares from the ESOP Loan Suspense Account, equal in Value to such difference, and such Shares shall be allocated to the Participant's Before-Tax Account.

(f) Before-Tax Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event not later than the fifteenth (15th) business day of the month following the month during which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Before-Tax Account for a Plan Year shall be paid to the Plan no later than the 12-month period immediately following the close of such Plan Year.

3.2  AFTER-TAX CONTRIBUTIONS

A Participant may make After-Tax Contributions to the Plan and have such contributions made through payroll deductions in multiples of 1% of Compensation to a maximum of 10% of Compensation under the procedures specified by the Benefits Committee, provided, however, that prior to April 1, 2001 a Participant may not make After-Tax Contributions for any period for which he has elected to make Before-Tax Contributions. On and after April 1, 2001, After-Tax Contributions shall be subject to the aggregate limitation set forth in Section 3.1(a) hereof.

3.3  MATCHING ALLOCATIONS; COMPANY CONTRIBUTIONS

(a) Under procedures established by the Benefits Committee, the Employer shall make Matching Allocations to the Matching Account of each Participant. The Employer's obligation to make Matching Allocations shall be satisfied (in accordance with the provisions of this Section 3.3 and, if applicable,
     Article 11A) by crediting a Participant's Matching Account with Shares having a Value equal to 50% of the first 6% of the Participant's Before-Tax Contributions; provided, however, that such Value shall not exceed 3% of the Participant's Compensation. If the Plan does not have an outstanding ESOP Loan, the Matching Allocation will be satisfied by Company Contributions, less the Value of Shares forfeited pursuant to Section 8.4.

(b) If the Plan has an outstanding ESOP Loan under Article 11A, Matching Allocations shall be satisfied by the following in the priority indicated:
     (1) the Value of Shares released from the ESOP Loan Suspense Account by reason of the use of dividends on Shares in the ESOP Loan Suspense Account to repay the ESOP Loan; (2) Shares released from the ESOP Loan Suspense Account (by reason of the use of Before-Tax Contributions to repay the ESOP
     Loan) having an aggregate value in excess of the amount of such Before-Tax Contributions; (3) the Value of Shares forfeited pursuant to Section 8.4;
     (4) the Value of Shares released from the ESOP Loan Suspense Account by reason of the use of Company Contributions to repay the ESOP Loan; and (5) the Value of Shares purchased on the open market with Company Contributions. Thus, if the Plan has an outstanding ESOP Loan, the Matching Allocations to be satisfied by Company Contributions will be that amount necessary, after giving effect to items (1) through (3) above, to cause the crediting to Participants' Matching Accounts of the aggregate Value set forth in the second sentence of Section 3.3(a) hereof.

3.4  LIMITATION AFFECTING HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of this Plan, the Actual Deferral Percentage for eligible Employees who are Highly Compensated Employees must satisfy the test described in Section 3.9.

3.5  MAXIMUM ANNUAL ADDITIONS

(a) The amount of annual additions which may be credited to a Participant's Accounts for any limitation year may not exceed the lesser of:

     (i) $30,000 (as adjusted pursuant to Section 415(d) of the Code) reduced by the amount, if any, allocated to all individual medical accounts (as defined in Section 415(l)(2) of the Code) which are part of a defined benefit plan and further reduced by the amount, if any, contributed to a separate account for post-retirement medical benefits of key employees (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) for the limitation year; or

     (ii) 25% of the Participant's compensation as defined in Section 415(c)(3) of the Code and Section 1.415-2(d) of the Department of the Treasury Regulations for limitation years before 1998 and as defined in
           Section 3.9(a)(iv) for limitation years after 1997.

     (iii) If no more than one-third of all Before-Tax and After-Tax Contributions and Matching Allocations for the limitation year are allocated to the Accounts of Highly Compensated Employees, for purposes of determining whether annual additions made to a Participant's Before-Tax, Matching and After-Tax Accounts would cause the above limitations to be exceeded, the limitations set forth in 3.5(a)(i) shall be applied to the annual addition described in
           Section 3.5(b) below, after excluding from such annual addition an amount equal to (x) forfeitures of Company Stock which were acquired with the proceeds of a loan described in Section 404(a)(9)(A) of the Code, and (y) Employer contributions which are deductible under
           Section 404(a)(9)(B) of the Code and charged against the Participant's Account. The Benefits Committee may adjust in a nondiscriminatory manner the allocation of Before-Tax and After-Tax Contributions and Matching Allocations to prevent the allocation of more than one third of the Before-Tax and After-Tax Contributions and Matching Allocations for the limitation year to the Accounts of Highly Compensated Employees.

(b) Limitation Year. Prior to December 31, 1999, limitation year shall mean the calendar year. Effective December 31, 1999, limitation year shall mean the Plan Year.

(c) Annual Additions. Annual additions shall mean the sum of the following amounts credited to a Participant's Accounts for the limitation year under all defined contribution plans maintained by the Company:

     (i)   Company contributions, including Before-Tax Contributions;

     (ii)  Employee contributions, including After-Tax Contributions;

     (iii) Forfeitures used to reduce Company Contributions; and

     (iv)  amounts described in Sections 415(1)(2) and 419(A)(d)(2) of the Code.

     If, due to a reasonable error in estimating a Participant's annual compensation, or due to the allocation of forfeitures, an excess annual addition exists, such excess will be eliminated as follows:

     (1) After-Tax Contributions, plus any income allocable thereto, will be returned to the Participant to the extent necessary.

     (2) Before-Tax Contributions, plus any income allocable thereto, will be returned to the Participant to the extent necessary.

     (3) Matching Allocations attributable thereto for such limitation year, plus any income and minus any loss allocable thereto, will be placed in a suspense account and allocated in succeeding Plan Years in accordance with procedures adopted by the Benefits Committee.

(d) For Plan Years beginning prior to January 1, 2000, if the Participant is, or was, covered under a defined benefit plan and defined contribution plan maintained by the Company or any Affiliated Employer, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any limitation year.

     The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company or any Affiliated Employer, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section 415(b)(l)(A) of the Internal Revenue Code in effect for the limitation year, reduced pro rata as provided in
     Section 415(b)(5)(A) of the Code for less than 10 years of participation by the Participant in a defined benefit plan maintained by the Company or any Affiliated Employer; or (ii) 1.4 times the Participant's average compensation for the three consecutive years that produce the highest average, reduced pro rata as provided in Section 415(b)(5)(B) of the Code for less than 10 years of service as defined in Section 411(a)(5) of the Code by the Participant with the Company or any Affiliated Employer. Projected annual benefit means the annual benefit to which the Participant would be entitled under the terms of the plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's compensation for the limitation year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

     The defined contribution plan fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's Accounts under all defined contribution plans maintained by the Company or any Affiliated Employer (whether or not terminated) for the current and all prior limitation years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company or any Affiliated Employer: (i) 1.25 times the dollar limitation in effect under Section 415(c)(l)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(l)(B) of the Code.

     If, in any applicable limitation year beginning prior to January 1, 2000, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the excess annual additions will be eliminated, in the order set forth in this Section 3.5, so that the sum of the fractions equals 1.0.

3.6  MISTAKEN CONTRIBUTIONS

The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

3.7  CHANGE OF CONTRIBUTION ELECTION

(a) A Participant may suspend his contributions to be effective on the first day of the calendar month which is at least 30 days (or some lesser period of time designated by the Benefits Committee) after the date he files with the Employer a form prescribed by the Benefits Committee for such purpose. A Participant who suspends contributions hereunder shall not be eligible to elect to make contributions under Section 3.1 or Section 3.2 for a period of six months commencing with the date of such suspension of contributions.

(b) A Participant may increase or decrease the amount of his contributions, subject to the maximum contribution permitted under Section 3.1 or Section 3.2, as applicable, to be effective on the January 1, April 1, July 1 or October 1 which is at least 30 days (or some lesser period of time designated by the Benefits Committee) after he files a form prescribed by the Benefits Committee for such purpose.

3.8 LIMITATIONS ON AFTER-TAX CONTRIBUTIONS, MATCHING ALLOCATIONS AND SUPPLEMENTAL CONTRIBUTIONS

Notwithstanding any other provision of the Plan, the Actual Contribution Percentage (as defined in section 3.9) for eligible Employees who are Highly Compensated must satisfy the test described in Section 3.9.

3.9  NONDISCRIMINATION TESTS

(a) For purposes of this section, the following terms shall have the meaning indicated below:

     (i) "Actual Deferral Percentage" means the average (expressed as a percentage) of the deferral percentages of Eligible Employees in a group. An Eligible Employee's deferral percentage is equal to the ratio (expressed as a percentage) of the Employee's Before-Tax Contributions (including excess Before-Tax Contributions returned to a Highly Compensated Employee pursuant to Section 3.1, but excluding Before-Tax Contributions which exceeded the limit in Section 415(c) of the Code and which have been or will be returned to any Employee pursuant to Section 3.5(a)) contributed to the Trust Fund for the Plan Year to the Eligible Employee's Compensation for the Plan Year. The individual ratios shall be calculated to the nearest one-hundredth of one percent (.01%).

     (ii) "Actual Contribution Percentage" means the average (expressed as a percentage) of the contribution percentages of Eligible Employees in a group. An Eligible Employee's contribution percentage is equal to the ratio (expressed as a percentage) of the Employee's After-Tax Contributions, if any, Matching Allocations and Before-Tax Contributions not used in the final Actual Deferral Percentage (excluding Matching allocations which exceeded the limit in Section 415(c) of the Code) contributed to the Trust Fund for the Plan Year to the Eligible Employee's Compensation for the Plan Year. The individual ratios shall be calculated to the nearest one-hundredth of one percent (.01%).

     (iii) "Eligible Employee" means any Employee of the Employer who, during the Plan Year, is eligible to make Before-Tax Contributions in accordance with the provisions of Section 2.1, or is eligible to receive Matching Allocations in accordance with Section 3.3. An individual shall be treated as an Eligible Employee for a Plan Year if he or she so qualifies for any part of the Plan Year, and whether or not his or her right to make Before-Tax Contributions has been exercised or suspended under Section 7.2(c). The Actual Deferral Percentage and Actual Contribution Percentage defined above may be calculated by dividing the Eligible Employees into two separate groups-one for Eligible Employees who are under age 21 and/or who have less than a year of service and one for the remaining Eligible Employees. After 1998, Eligible Employees who are Nonhighly Compensated Employees, who are under age 21 and/or who have less than a year of service may be excluded from the calculations and from the ADP and ACP tests provided the requirements of Code section 401(k)(3)(F) are satisfied.

     (iv) "Compensation" means the Employee's 415 Compensation (as defined below), but not in excess of the limit under Section 401(a)(17) of the Code, or any other definition of compensation which satisfies
           Section 414(s) of the Code for testing purposes. The term "415 Compensation" means wages, salaries and fees for professional services and other amounts received from the Employer and all

           Affiliated Employers during the Limitation Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent such amounts are includable in gross income, including, but not limited to, overtime pay, bonuses, commissions to paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, fringe benefits, reimbursements, expense allowances, and amounts contributed by the Employer or Affiliated Employer on behalf of the Employee pursuant to a salary deferral agreement under any cash or deferred arrangement described in Section 401(k) of the Code or pursuant to a salary reduction agreement under any cafeteria plan described in Section 125 of the Code, and excluding the following:

           (A) Amounts contributed by the employer or Affiliated Employer on behalf of the Employee to any other plan of deferred compensation and which are not includable in the Employee's gross income for the taxable year in which contributed or any distributions from a plan of deferred compensation;

           (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

           (C) Amounts realized with respect to the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

           (D) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

     Notwithstanding the foregoing, in determining the amount of Compensation to be taken into account for purposes of this Section, the Benefits Committee may limit the period used to determine an Employee's Compensation for the Plan Year to the portion of the Plan Year in which the Employee was an Eligible Employee (as defined in subparagraph (iii) above), provided that this limit is applied uniformly and separately to all Eligible Employees with respect to subparagraphs (i) and (ii) above for such Plan Year.

     (v) "Testing Method" means either the "prior year method" or the "current year method." Under the prior year method, the Actual Deferral Percentage and Actual Contribution Percentage for the group of Eligible Employees who are Nonhighly Compensated Employees is determined based on data from the preceding plan year. Under the current year method, the Actual Deferral Percentage and Actual Contribution Percentage for the group of Eligible Employees who are Nonhighly Compensated Employees is determined based on data from the current plan year. Under both methods, the Actual Deferral Percentage and Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees is determined based on data from the current plan year.

(b) If more than one plan providing for a cash or deferred arrangement, or for matching contributions, or employee contributions (within the meaning of Sections 401(k) and 401(m) of the Code) is maintained by the Employer or an Affiliated Employer, then the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the individual's Actual Deferral Percentage and Actual Contribution Percentage, be determined as if all such arrangements were a single plan or arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans that are subject to mandatory disaggregation pursuant to regulations under Section 401(k) of the Code shall not be aggregated for purposes of this paragraph but will be treated as separate plans.

(c) In the event that this Plan satisfies the requirements of Sections 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, and all such plans have the same Plan Year, then this Section shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan. For Plan Years beginning in 1997, such plans may be aggregated only if they use a consistent Testing Method.

(d) In accordance with the nondiscrimination requirements of Section 401(k) of the Code, the Benefits Committee may establish a Compensation Deferral Limit with respect to Before-Tax Contributions credited to a participant's Total Account during a Plan Year and may adjust such deferral limit (in accordance with paragraph (f)(i) below) from time to time during the Plan Year in order to satisfy one of the following limits which are referred to as the ADP test:

     (i) The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

     (ii) The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by two, provided that such Actual Deferral percentage for Highly Compensated Employees is not more than two percentage points higher than such Actual Deferral Percentage for Nonhighly Compensated Employees.

(e) In accordance with the nondiscrimination requirements of Section 401(m) of the Code, the Benefits Committee may establish a Contribution Percentage Limit with respect to After-Tax Contributions, if any, credited to a Participant's account during a Plan Year and may adjust such percentage limit (in accordance) with paragraph (f)(i) below from time to time during the Plan Year in order to satisfy one of the following limits which are referred to as the ACP test:

     (i) The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

     (ii) The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by two, provided that the Actual Contribution Percentage for Highly Compensated Employees is not more than two percentage points higher than such Actual Contribution Percentage for Nonhighly Compensated Employees.

(f) The Benefits Committee may take the following actions to assure compliance with the nondiscrimination limitations of Section 401(k) and/or Section 401(m) of the Code.

     (i) If, during the Plan Year, the average percentages described in paragraphs (d) and/or (e) above applicable to the group of Eligible Employees who are Highly Compensated Employees are expected to exceed the maximum average percentage necessary to comply with the limits described in said paragraphs, the Benefits Committee may direct that the Actual Deferral Percentage and/or the Actual Contribution Percentage, as the case may be, for one or more members of such group of Highly Compensated Employees be reduced prospectively to the extent necessary to comply with the applicable limit by limiting the percentage of Before-Tax Contributions and/or After-tax Contributions of such Employees.

     (ii) If, after the Plan Year ends, the average percentages describe in paragraphs (d) and/or (e) above applicable to the group of Eligible Employees who are Highly Compensated Employees exceed the maximum average percentage necessary to comply with the limits described in said paragraphs, the Benefits Committee may direct that the Before-Tax Contribution and/or the After-Tax Contribution and Matching Allocation, as the case may be, for one or more members of such group of Highly Compensated Employees be reduced to the extent necessary to comply with the applicable limit. Such reduction shall follow the procedures described in paragraph (g) below.

(g) The total amount of Before-Tax Contribution to be refunded is calculated by first successively reducing the Actual Deferral Percentage of one or more members of such group of Highly Compensated Employees by reducing the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage until it equals the Actual Deferral Percentage of the Highly Compensated Employee with the second highest Actual Deferral Percentage, then reducing their Actual Deferral Percentages until they equal the Actual Deferral Percentage of the Highly Compensated Employee with the third highest Actual Deferral Percentage, and so on until the average percentage for the group does not exceed the applicable limit. Second, the excess of each Employee's Actual Deferral Percentage over such reduced Actual Deferral Percentage multiplied by the Employee's Compensation used in the test is calculated as a hypothetical refund. Third, such excess hypothetical refunds are aggregated to determine the total Before-Tax Contributions to be refunded. The ADP test described in paragraph (d) above shall use the data that reflects this hypothetical refund.

     The actual Before-Tax Contribution refunds are then calculated by successively reducing the amount of the Before-Tax Contribution of one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee(s) with the highest dollar amounts of Before-Tax Contribution using the method described in the preceding paragraph until the total of such actual refunds equals the total amount of Before-Tax Contribution to be refunded. The ADP test described in paragraph (d) above shall not use the data that reflects this actual refund.

     The amount by which the Before-Tax Contribution exceeded the dollar limit in Section 3.1 for a Highly Compensated Employee as described in (a)(i) above shall also then be refunded and such refund shall be made in accordance with Section 3.1.

     The total amount of After-Tax Contribution to be refunded and/or Matching allocation to be refunded and/or forfeited is calculated by first successively reducing the Actual Contribution percentage of one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest Actual Contribution Percentage in the same manner as the ADP test until the average percentage for the group does not exceed the applicable limit. Second, the excess of each Employee's Actual Contribution percentage over such reduced Actual Contribution Percentage multiplied by the Employee's Compensation used in the test is calculated as a hypothetical refund. Third, such excess hypothetical refunds are aggregated to determine the total After-Tax Contributions and Matching Allocations to be refunded and/or forfeited.
     The ACP test in paragraph (e) above shall use the data that reflects this hypothetical refund or forfeiture.

     The actual After-Tax Contribution refunds and the actual Matching Allocation refunds and/or forfeitures are then calculated by successively reducing the After-Tax Contribution and then the Matching Allocation of one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount of combined After-Tax Contribution and Matching Allocation using the method for refunding Before-Tax Contributions described above until the total of such deemed refunds equals the total amount of After-Tax Contribution and Matching Allocation to be refunded and/or forfeited. Matching Allocations shall be refunded if vested and the ACP test failed, or forfeited if the ACP test passed, or forfeited if the ACP test failed and such contributions are nonvested. If the actual refund of Before-Tax Contributions and/or After-Tax Contributions for any Employee includes an amount of Before-Tax Contributions and/or After-Tax Contributions that were matched, the Matching Allocation attributable thereto shall be forfeited. The ACP test in paragraph (e) above shall not use the data that reflects this actual refund or forfeiture.

(h) If the ADP test and the ACP test both use the alternative limit described in subsection (ii) thereof, a third test must be satisfied. For purposes of this paragraph (h), the "aggregate limit" for any Plan Year shall mean a percentage for the group of Eligible Employees who are Nonhighly Compensated Employees equal to the greater of (i) or (ii), where

     (i)   is the percentage equal to the sum of (A) and (B) below:

           (A) 125% of the greater of the Actual Deferral Percentage or the Actual Contribution Percentage, and

           (B) 2% plus the lesser of the percentages in (A) above, but not more than 200% of such lesser percentage, and

     (ii)  is the percentage equal to the sum of (C) and (D) below:

           (C) 125% of the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage, and

           (D) 2% plus the greater of the percentages in (C) above, but not more than 200% of such greater percentage.

     Such aggregate limit for the group on Nonhighly Compensated Employees shall be calculated to the nearest one-hundredth of one percent (.01%) and must not exceed the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees. If such aggregate limit is exceeded, then the Benefits Committee shall reduce the Actual Deferral Percentage and /or the Actual Contribution Percentage of the group of Highly Compensated Employees in accordance with paragraph (g) above until the excess is eliminated.

(i) Contributions that are refunded or forfeited under paragraph (g) above shall be adjusted for allocable gains or losses for the Plan Year with respect to which the contributions were made. The amount of the allocable gain or loss is the product of (i) multiplied by (ii), where (i) is a ratio, the numerator of which is the Plan Year-to-date gain or loss on the money type being refunded or forfeited and the denominator of such money type at the beginning of the Plan Year, plus contributions of that money type credited for such Plan Year, and (ii) is the amount of the refund or forfeiture of that money type.

     Money type for purposes of this paragraph mean Before-Tax Contributions, After-Tax Contributions and Matching Allocations, whichever applies. A refund of Before-Tax Contributions in excess of the limit in Section 3.1 is referred to as an excess deferral. A refund of Before-Tax Contributions due to a failure of the ADP test is referred to as an excess contribution, a refund of After-Tax Contributions and/or Matching Allocations due to a failure of the ACP test is referred to as an excess aggregate contribution, and a forfeiture of Matching Allocations is referred to as a forfeiture.

(j) Refunds or forfeitures needed to satisfy the above tests shall be made before the end of the Plan Year following the Determination Year. Refunds needed to satisfy the limit in Section 3.1 shall be made on or before April 15 following the end of the calendar year. If the Employee has made Before-Tax Contributions in excess of such limit to two or more plans of unrelated employers, the Employee must notify the Benefits Committee on or before March 1 following the end of the calendar year of the amount to be refunded from this Plan in order to comply with such limit for the year.

(k) Alternatively, within twelve (12) months after the end of the Plan Year, the Employer, at its discretion may make a special qualified non-elective contribution on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy the ADP and/or ACP tests in lieu of refunds or forfeitures. Such contribution, if any, shall be allocated to to the Accounts of certain Participants who are Nonhighly Compensated Employees, in an amount not in excess of the limitations of Section 3.5 hereof, starting with the Participant with the lowest amount of Compensation for the Plan Year for which the applicable test is performed. If such contribution does not cause the Plan to pass the ADP and/or ACP test, an additional contribution shall be made on behalf of the Nonhighly Compensated Participant with the next lowest amount of Compensation for the Plan Year for which such test is performed. Such contribution process shall continue up to an amount necessary to pass the ADP and/or ACP test. The amounts contributed pursuant to this Section on behalf of such Nonhighly Compensated Participants shall be accounted for separately.

(l) The Benefits Committee shall maintain sufficient records to demonstrate that the Plan satisfies the nondiscrimination tests described above. Changes in the Code or regulations affecting the ADP test and/or the ACP test or the corrective methods may be used notwithstanding a conflict with the above provisions.

3.10 ROLLOVER CONTRIBUTIONS

Effective on and after October 1, 2000, a Participant may make Rollover Contributions to the Plan from other qualified plans, provided that such amount qualifies as an "eligible rollover distribution" as defined in Code section 402(c) and provided further, that such transfer will not jeopardize the tax exempt status of the Plan. The Benefits Committee may require such information or documentation with respect to any such proposed Rollover Contributions as it deems necessary or desirable in order to reasonably conclude that the distributing plan, or in the case of a conduit Individual Retirement Account, the originating plan, is qualified under Code section 401(a). Any Rollover Contributions made by a Participant shall be allocated to the Participant's Rollover Account.

              ARTICLE 4 - COMPANY STOCK FUND AND GUARANTEE ACCOUNT

4.1  CONTRIBUTIONS

(a) All contributions made to the Plan on or after May 1, 1988, other than Rollover Contributions, shall be invested in the Company Stock Fund. All money contributed to this fund shall be invested in Company Stock; provided, however, that amounts contributed to this fund may also be invested in short term obligations of the United States Government or other short term investments selected by the Trustee pending investment in Company Stock.

(b) Notwithstanding the foregoing, on and after April 1, 2001, unless a Participant elects otherwise pursuant to Article 5 hereof, only Employer Matching Allocations shall be invested in the Company Stock Fund

4.2  ELECTION TO TRANSFER PRIOR CONTRIBUTIONS

All amounts in a Participant's Accounts as of June 30, 1988 shall be subject to a one-time irrevocable election by the Participant to transfer the amounts in such Accounts in multiples of 25% into the Company Stock Fund.

This election must be on forms prescribed by the Benefits Committee and made prior to June 1, 1988. Amounts transferred to the Company Stock Fund pursuant to this Section 4.2 shall be used to purchase Company Stock within 90 days after June 30, 1988 in a manner selected by the Trustee. Shares of Company Stock will be credited to each Participant's Accounts based on the average purchase price of the stock during the period over which it is purchased.

4.3  GUARANTEE ACCOUNT

Amounts transferred to the Company Stock Fund pursuant to Section 4.2 and all Before-Tax and After-Tax Contributions made on or after May 1, 1988 and prior to April 1, 2001, pursuant to Section 3.1 and 3.2 shall be credited to a bookkeeping account called the Guarantee Account. Any amounts transferred out of the Company Stock Fund pursuant to the diversification election provided in
Section 5.6 of the Plan shall cease as of the date of transfer to be credited to the Guarantee Account, and the notional value of the Guarantee Account shall be reduced by the amount transferred. The notional value of a Participant's Guarantee Account shall be determined as if the amounts transferred and the contributions described in this Section 4.3 earned interest at an annual rate set by the Benefits Committee; provided, however, that such interest rate shall not be less than 5% nor more than 12%. The notional value of a Participant's Guarantee Account shall be reduced by the amount of any loans, withdrawals or distributions to the Participant, or amounts transferred from the Company Stock Account and Matching Account pursuant to Section 5.6.

4.4  VALUE

Shares will be allocated to the Participants' Accounts at the end of each calendar quarter (or at such other dates as may be determined by the Benefits Committee) on the basis of the aggregate cost to the Plan of the acquisition of such Shares during the period in question, including any cost attributable to making distributions to Participants who elect to receive such distributions in cash, rather than in shares of Company Common Stock, pursuant to Section 8.1.

For purposes of valuing a Participant's Accounts, the fair market value of a Share of Common Stock on each Valuation Date (and other determination dates) shall be the closing sales price of the Common Stock on the date of determination on the New York Stock Exchange Composite Index (or on the principal market on which the Common Stock is traded if the Common Stock is not listed on that market on such date) or, if the Common Stock is not traded on such date, the closing sales price of the Common Stock on the next preceding trading day.

                         ARTICLE 4A - MERGER OF PAYSOP


4A.1  MERGER AND TRANSFER

Effective as of December 31, 1990, the PAYSOP is merged into the Plan, and all assets and liabilities of the PAYSOP shall be transferred to the Plan as soon thereafter as practicable.

4A.2  SEPARATE ACCOUNTS

The Benefits Committee shall establish a separate account, to be called the PAYSOP Account, for each account transferred from the PAYSOP, and each such PAYSOP Account shall be invested in the Company Stock Fund.

4A.3  RIGHTS

Except as otherwise provided in the Plan, the rights of each Participant or the beneficiary thereof with respect to his PAYSOP Account shall be determined under the terms of the PAYSOP as in effect on December 31, 1990, attached hereto as Exhibit A.

                    ARTICLE 5 - INVESTMENT OF CONTRIBUTIONS

5.1  DIRECTED INVESTMENT ACCOUNT

(a) Participants may, subject to a procedure established by the Benefits Committee and applied in a uniform nondiscriminatory manner, direct the Trustee as to the investment of amounts contributed to the following Accounts under the Plan on and after April 1, 2001:

     (i)   Before-Tax Account;
     (ii)  After-Tax Account;
     (iii) Rollover Account; and
     (iv)  Merged Asset Account.

     Upon attainment of age 55, a Participant may direct the Trustee as to the investment of amounts contributed to the above-referenced Accounts (as applicable) under the Plan prior to April 1, 2001 and, in addition, any amounts attributable to pre-1988 contributions which were not previously invested in Company Stock pursuant to Section 4.2 of Article 4 hereof.

     In accordance with a Participant's investment elections, the Trustee shall invest applicable accounts in specific assets, specific funds or other investments permitted under the Plan. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

(b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

(c) The procedure established by the Benefits Committee shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

     (i) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in directed investments;

     (ii) the name, address and phone number of the fiduciary (and, if applicable, the person or persons designated by the fiduciary to act on its behalf) responsible for providing information to the Participant or a beneficiary upon request relating to the investments in directed investments;

     (iii) applicable restrictions on transfers to and from any specific investment identified by name by a fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

     (iv) any restrictions on the exercise of voting, tender and similar rights related to a directed investment by the Participants or their Beneficiaries;

     (v) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of directed investments; and

     (vi) general procedures for the dissemination of investment and other information relating to the investment alternatives available under the Plan as deemed necessary or appropriate, including but not limited to a description of the following:

           (A) specific information regarding the investment vehicles available under the Plan including a general description of the investment objectives and risk and return characteristics and information regarding the type and diversification of assets in the portfolio of each;

           (B) any designated entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company; and

           (C) a description of the additional information which may be obtained upon request from the fiduciary designated to provide such information.

(d) Any information regarding investments available under the Plan may be provided to the Participant in one or more written documents.

(e) The Benefits Committee may, at its discretion, establish such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

5.2  INVESTMENT ELECTION

The investment election described in Section 5.1 shall be made in 5% increments on such form as may be prescribed by the Benefits Committee.

5.3  RESPONSIBILITY FOR INVESTMENTS

Each Participant is solely responsible for the selection of his investment options for the amounts not transferred to the Company Stock fund or as result of the diversification election under Section 5.6 herein. The Trustees, the Benefits Committee, the Employer, and the officers, supervisors and other employees of the officers, supervisors and other Employers are not empowered to advise a Participant as to the manner in which such amounts shall be invested. The fact that an investment fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that fund.

5.4  CHANGES IN INVESTMENTS

Subject to rules and procedures established by the Benefits Committee, a Participant may change his investment election under Section 5.2 and make transfers between Investment Funds.

5.5  ACCOUNTS

The Benefits Committee shall establish and maintain Accounts which shall account for the amounts contributed with respect to each Participant and for the investment and disbursement thereof. At least once each year, each participant shall be furnished with a statement setting forth the Value of his Accounts and the vested portion thereof.

5.6  DIVERSIFICATION OF COMPANY STOCK ACCOUNT

(a) To the extent that a Participant's ability to direct the investment of 100% of his Accounts (excluding his Matching Account and PAYSOP Account) upon attainment of age 55 fails to satisfy the requirements of Code section 401(a)(28), any such Participant who has completed at least ten (10) years of participation in the Plan may elect within 90 days after the close of each Plan Year during the Election Period (as hereinafter defined) to direct the Plan as to the investment of that portion of his Matching Account sufficient to equal, when combined with amounts with respect to which the Participant has investment direction capability, not more than 25% of the shares which have ever been allocated to his Company Stock Account (less the number of any such shares which have been previously diversified pursuant to this Section 5.6). Provided, that in the case of the last Plan Year during the Election Period, if necessary to satisfy the requirements of Code section 401(a)(28), the Participant may elect to diversify that portion of his Matching Account sufficient to equal, when combined with amounts with respect to which the Participant has investment direction capability, up to 50% of the shares which have ever been allocated to his Company Stock Account (less the number of any such shares which have been previously diversified pursuant to this Section 5.6). For purposes of this Section, "Election Period" means the period of six (6) consecutive Plan Years beginning with the Plan Year in which the Participant has attained age 55 and completed ten (10) years of participation in the Plan.

(b) The diversification election shall be satisfied by permitting the Participant to direct the transfer of that portion of his Matching Account as to which diversification is required to any of the investment funds available under the Plan.

                     ARTICLE 6 - VESTED PORTION OF ACCOUNTS


6.1  BEFORE-TAX, AFTER-TAX ACCOUNTS, ROLLOVER ACCOUNTS, AND PAYSOP ACCOUNTS

A Participant shall at all times be 100% vested in, and have a nonforfeitable right to, his Before-Tax Account, After-Tax Account, Rollover Account and PAYSOP Account.

6.2  MATCHING ACCOUNT

(a) A Participant shall be vested in, and have a nonforfeitable right to, his Matching Account in accordance with the following schedule:

         YEARS OF VESTING SERVICE                 VESTED PERCENTAGE
         ------------------------                 -----------------
             Less than 3 years                             0%
          3 years but less than 4                         50%
          4 years but less than 5                         75%
              5 or more years                            100%

(b) Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Matching Account upon attaining age 55 or upon Disability or death while actively employed by an Employer.

(c) Notwithstanding anything to the contrary herein, a Participant shall at all times be 100% vested in the portion of his Accounts that are attributable to Matching Contributions that were made to the Plan with respect to such Participant prior to May 1, 1988 and which were transferred to the Company Stock Fund by the Participant pursuant to the irrevocable election described in Section 4.2 hereof.

(d) Notwithstanding anything to the contrary herein, a Participant who was employed by the Pioneer Division of Barnes Group Inc. on December 31, 1992 shall at all times be 100% vested in his Matching Account.

(e) For purposes of vesting, service with Curtis Industries, Inc. shall be recognized from the date of a Participant's employment with Curtis Industries, Inc. Amounts in a former Curtis Industries, Inc. 401(k) Retirement Savings Plan participant's Merged Asset Account which are attributable to employer matching contributions under the Curtis Industries, Inc. 401(k) Retirement Savings Plan will vest in accordance with the above-referenced vesting schedule. Notwithstanding the foregoing, a Participant who on March 31, 2001, was an active participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan with at least three years of service as of such date shall, if his termination of employment occurs on or after April 1, 2001 receive credit for a Year of Service for each Plan Year during which he completes at least 1,000 hours of service.

(f) The vested percentage of a former participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan who terminated employment prior to April 1, 2001 shall be determined according to the following vesting schedule:

         YEARS OF VESTING SERVICE                 VESTED PERCENTAGE
         ------------------------                 -----------------
            Less than 5 years                              0%
             5 or more years                             100%

6.3  VESTING SERVICE

(a) Vesting Service shall commence on the first day of the month during which an Employee's date of employment occurs and shall end on the date on the last day of the month during which such Employee severs from service. The date an Employee severs from service is the earliest of:

     (i)   the date the Employee quits, is discharged, retires or dies; or

     (ii) the first anniversary of the date the Employee is first absent from service because of a leave of absence authorized by the Employer, provided the Employee fails to return to work by the second anniversary of such date; or

     (iii) the first anniversary of the date the Employee is absent from service for any other reason (e.g., sickness, vacation, layoff, etc.), provided that the Employee fails to perform an hour of service during the twelve months prior to such first anniversary date.

     Notwithstanding the foregoing, there shall be no severance from service, and absence from employment shall be counted as Vesting Service in the case of employment with an Affiliated Employer, or in the case of military leave in accordance with Article 15. The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Employees under similar circumstances.

(b) For purposes of computing Vesting Service, the following rules apply in cases of a termination of employment followed by a return to service:

     (i) If an Employee severs from service as a result of quit, discharge or retirement and then returns to service within twelve months, the period of severance is included.

     (ii) If an Employee is absent from service for any reason other than quit, discharge or retirement and during the absence a quit, discharge or retirement occurs, and the Employee subsequently returns to service within twelve months of his original absence, the period between the quit, discharge or retirement and the return to service is included in the Employee's Vesting Service.

     (iii) If an Employee severs from service, and fails to perform any hours of service during the twelve months following the severance from service date, then the Employee shall be deemed to have a one-year Break in Service; provided, however, that if an employee severs from service (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, and provides satisfactory evidence to the plan administrator that the severance was for one of the reasons specified above, the Employee shall have a one-year Break in Service only if the Employee fails to perform an hour of service during the sixteen-month period following the severance of service. If an Employee having such a Break in Service is later re-employed by the Employer, Vesting Service earned prior to his most recent severance from service date shall be counted along with any Vesting Service earned after the Employee's reemployment date if:

          (A) the period of Vesting service prior to his most recent severance from service date, whether or not continuous, exceeds the latest period of severance during which he was not employed by the Employer, or

          (B) he is re-employed prior to five (5) consecutive one (1) year Breaks in Service.

(c) For purposes of computing Vesting Service, service with any entity acquired by the Employer shall be considered to be service with the Employer.

(d) Prior to October 1, 2000 Vesting Service shall be computed in accordance with the terms of the Plan as then constituted.

6.4  AMENDMENT OF VESTING SCHEDULE

If at any time this Plan's vesting schedule is amended, then each Participant with at least three (3) years of service shall have his non-forfeitable percentage computed under the Plan in accordance with the vesting schedule that is most favorable to such Participant under either (a) the preamendment vesting schedule or (b) the post amendment vesting schedule, provided that each Participant's postamendment non-forfeitable percentage interest in and to his Matching Account shall not be less than the preamendment percentage in Trust.

                  ARTICLE 7 - WITHDRAWALS WHILE STILL EMPLOYED

7.1  WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS

A Participant may elect to withdraw all or part of his After-Tax Account; provided, however, that no more than two such withdrawals shall be made in any Plan Year.

7.2  WITHDRAWAL OF BEFORE-TAX CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

(a) A Participant who has attained age 59-1/2 as of the effective date of any withdrawal pursuant to this Section may elect to withdraw all or any part of his Before-Tax Contributions or Rollover Contributions and the earnings attributable thereto.

(b) A Participant who has not attained age 59-1/2 and who has withdrawn the total amount available for withdrawal under Section 7.1 may elect to make a withdrawal from his Before-Tax Account and earnings attributable thereto through December 31, 1988, or Rollover Account, including all earnings attributable thereto upon furnishing proof of financial hardship satisfactory to the Benefits Committee or its designee. For purposes of this paragraph, a distribution is on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. Such a withdrawal shall not exceed the amount required to meet the immediate and heavy financial need created by the hardship and shall not be reasonably available from other resources of the Participant. To the extent a requested distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant, the request for a hardship withdrawal distribution shall be denied.

     A hardship withdrawal shall be deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

     (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse, or any dependents of the Participant (as defined in Section 152 of the Code); or funds necessary for those persons to obtain medical care described in Section 213(d) of the Code;

     (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant;

     (iii) payment of tuition, related educational expenses, and room and board expenses for the next twelve months of post-secondary education for the Participant, his or her spouse, children or dependents and any other situation prescribed by the IRS pursuant to Section 1.401(k)- 1(d)(2)(iv)(C) of the Department of Treasury Regulations;

     (iv) payments necessary to prevent the eviction of the Participant from a principal residence or foreclosure on the mortgage of the Participant's principal residence.

(c) A request for a hardship withdrawal shall be deemed by the Benefits Committee or its designee as necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

     (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated as a result of the withdrawal in accordance with written procedures adopted by the Benefits Committee; and

     (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company.

     In addition to the foregoing criteria, the determination of whether a Participant has an immediate and heavy financial need and whether the distribution is necessary to satisfy such financial need shall be made by the Benefits Committee or its designee in accordance with uniform and nondiscriminatory standards on the basis of all relevant facts and circumstances.

     If a hardship withdrawal is made (a) the Participant may not make any contributions pursuant to the Plan for a period of twelve months commencing with the Valuation Date following the date of the hardship withdrawal, and
     (b) the Participant may not make contributions for the taxable year following the year in which the hardship distribution was made in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's elective contributions for the taxable year of the hardship distribution.

(d) A Participant may not make more than two withdrawals in any Plan Year under this Section 7.2.

7.3  MATCHING ACCOUNT

Amounts in the Matching Account may not be withdrawn while the Participant is an Employee of the Employer or an Affiliated Employer. However, with respect to an individual who was a participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan, at such time as the Participant shall have attained the age of 59-1/2 years, the Benefits Committee, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the Merged Asset Account attributable to Curtis employer matching contributions made prior to April 1, 2001. Any such withdrawal shall be permitted once per Plan Year. In the event that the Benefits Committee makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Article 8, including, but not limited to, all notice and consent requirements of Section 411(a)(11) of the Code and the Regulations thereunder.

7.4  PAYSOP ACCOUNT

Amounts in the PAYSOP Account may not be withdrawn while the Participant is an Employee of the Employer or an Affiliated Employer.

7.5  PROCEDURES AND RESTRICTIONS

To make a withdrawal, a Participant shall give written notice prior to the end of a calendar quarter. A withdrawal shall be made as of the applicable Valuation Date and the amount of such withdrawal shall be allocated among all of his Funds in proportion to the value of the Participant's Accounts from which the withdrawal is made as of the date of the withdrawal. With respect to a withdrawal from the Company Stock Fund, the Participant shall indicate his election to receive (i) shares of Common Stock, or (ii) cash, in an amount equal to the market value of the shares of Common Stock to be withdrawn on the last business day of the applicable calendar quarter. All payments of Common Stock or cash to a Participant under this Article 7 shall be made within 60 days or as soon thereafter as administratively practicable following the last day of the applicable calendar quarter. The account hierarchy for withdrawals is as follows: first, the After-Tax Account attributable to employee After-Tax Contributions; second, the After-Tax Account attributable to dividends on shares purchased with the employee After-Tax Contributions; and third, the Before-Tax Account.

7.6  GUARANTEE ACCOUNT

In the event that a Participant elects to make a withdrawal prior to termination of employment pursuant to this Article 7 and the Benefits Committee determines that such withdrawal is a final withdrawal of all Accounts by such Participant, then the Participant shall be entitled to receive a distribution of the excess, if any, in his Guarantee Account over the amount of his withdrawal invested in the Company Stock Fund, determined in accordance with Section 8.1(b) hereof, except that such determination shall be made only with respect to that portion of his Guarantee Account attributable to the number of shares of Common Stock that were withdrawn as his final withdrawal (or the number of shares of Common Stock for which a cash equivalent final withdrawal was made). No payment respecting a Participant's Guarantee Account shall be made in connection with a withdrawal prior to a Participant's termination of employment except in the situation where such withdrawal is deemed to be a final withdrawal of all amounts in his Before-Tax Account by the Benefits Committee.

      ARTICLE 8 - DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT


8.1  AMOUNT OF PAYMENT; PAYMENT IN COMPANY STOCK

(a) Upon termination of employment for any reason, a Participant may elect to have the vested portion of his Accounts, without regard to the Participant's Guarantee Account, distributed in cash as set forth in
     Section 8.2; provided that any Participant (or such Participant's beneficiary) may also elect to take payment of the balance in his Accounts in whole shares of Company Common Stock, with any fractional shares being distributed in cash. The amounts in each Account shall be determined as of the Valuation Date on or next succeeding the date of his termination and completion of a distribution request form or in accordance with such uniform and nondiscriminatory procedures established by the Benefits Committee. Absent such an election a Participant who is entitled to payment of benefits and whose total vested account balance exceeds $5,000 ($3,500 for distributions made prior to January 1, 1998) may receive his benefits as soon as practical after the Valuation Date next following his 65th birthday or on any earlier Valuation Date elected by the Participant.

(b) Notwithstanding the provisions of Section 8.1(a), if on the applicable Valuation Date under Section 8.1(a), the aggregate Value of the Participant's Company Stock Account attributable to (i) Before-Tax Contributions and After-Tax Contributions made after May 1, 1988 and prior to April 1, 2001 and (ii) to Prior Contributions transferred to the Company Stock Fund pursuant to Section 4.2 is less than the value of the Participant's Guarantee Account, then the difference shall be paid to the Participant in cash; provided, that, to the extent such difference is paid from the Plan, the Participant may elect to take payment of such difference in whole shares of Common Stock, with any fractional shares being distributed in cash. The amount described in the immediately preceding sentence shall be paid either from the Plan, in which case the Employer shall to the extent permitted by law, make a special contribution to the Plan for such purpose, or directly to the Participant by the Company.

8.2  METHODS OF DISTRIBUTION

(a) All distributions shall be made in one lump sum as soon after the applicable Valuation Date as practical; provided, however, that upon termination of employment on account of retirement on or after age 55 or Disability, a Participant may, by written request to the Benefits Committee, elect to receive in lieu of such lump sum a distribution in the form of payments in 5, 10 or 15 annual installments; provided, however, that the installment period selected must not exceed the life expectancy of the Participant and any designated beneficiary. Except with respect to the Merged Asset Account of a former Curtis Industries, Inc. 401(k) Retirement Savings Plan Participant, in no event shall any distribution under the Plan be made in the form of a single life or a joint and survivor annuity.

     Unless otherwise elected by the Participant, payment of a Participant's benefits shall commence on or about 60 days after the Valuation Date coincident with or next following the latest of (i) his termination of employment with the Company (ii) the determination of his Disability, or
     (iii) attaining age 65. The amount of each installment payment shall be equal to the Participant's total vested Account balance divided by the number of payments remaining in the installment period. In the case of an election of an installment distribution, the Participant's Accounts shall continue to be administered as part of the funds of the Plan, participating in earnings and realized and unrealized gains, and subject to losses and expenses. A Participant who has elected an installment distribution may at any time elect to receive the remaining balance if his Account in either
     (i) a lump sum or (ii) a payment which is larger than the payment which would otherwise be made and which is in an amount at least equal to 20% of the remaining balance in his Accounts. Upon the death of a participant who elected an installment distribution the remaining balance in his Accounts shall be payable to his beneficiary in a lump sum.

(b) For Plan Years commencing prior to 1989 and for Plan Years commencing after 1996 - In the case of a Participant who is a 5% owner of the Company's stock (as defined in Section 416 of the Code), the distribution of the balances in all his Accounts must commence not later than April 1st of the year following the year in which he attains 70 1/2; and in the case of a Participant other than a 5% owner, the distribution of the balances in all his Accounts must commence not later than the first day of April following the later of (A) the calendar year in which he attains 70 1/2, or (B) the calendar year in which he retires.

(c) For Plan Years commencing after 1988 and before 1997 - With respect to each Participant, the distribution of the balances in all his Accounts must commence not later than April 1st following the calendar year in which a Participant attains age 70 1/2.

8.3  BENEFICIARY

In the event of a Participant's death, all amounts payable pursuant to Section
8.1 or any remaining funds in the Accounts of a Participant who has elected the installment distribution method under Section 8.2 shall be paid in one lump sum to the Participant's spouse, if any, or to such other person as may have been designated as the beneficiary by the Participant; provided, however, that no beneficiary designation other than a spouse shall be effective with respect to a Participant who has been married for at least the full year immediately prior to the date of death unless the spouse consents in writing to the selection of another beneficiary, acknowledges the effect of such election, and said election is witnessed by a notary public or a representative of the Benefits Committee specifically designated by said Benefits Committee. In the absence of a spouse or designated beneficiary the amounts payable shall be paid to the Participant's estate.

8.4  FORFEITURES

If a Participant's employment is terminated prior to becoming 100% vested in his Matching Account, such Participant's interest shall be forfeited immediately and the value thereof shall be applied to reduce future Company Contributions in accordance with applicable Treasury Regulations. If the Participant is reemployed by an Employer prior to incurring five consecutive one-year breaks in service, the value of such forfeiture, as of the date his employment terminated, shall be restored as soon as administratively feasible following his reemployment.

8.5  DISTRIBUTION OF PAYSOP ACCOUNTS

Notwithstanding anything provided to the contrary herein, no Shares allocated to a Participant's PAYSOP Account may be distributed from that Account before the end of the 84th month beginning after the month in which such Shares were allocated to such Participant's account in the PAYSOP. The preceding sentence shall not apply in the case of:

(a)  death, Disability, separation from service, or termination of the Plan;

(b) a transfer of a Participant to the employment of an acquiring employer from the employment of the Employer in the case of a sale to the acquiring corporation of substantially all of the assets used by the Employer in a trade or business conducted by the Employer; or

(c) a disposition of an Employer's interest in a subsidiary when the Participant continues employment with such subsidiary;

(d)  any distribution required under Section 401(a)(9) of the Code.

8.6  DIRECT ROLLOVER DISTRIBUTIONS

Notwithstanding any provision of the Plan to the contrary, if any distribution to a Distributee (i) is made on or after January 1, 1993, (ii) totals $200 or more, and (iii) constitutes an Eligible Rollover Distribution, the Distributee may elect on a form provided by the Benefits Committee to have all or part of such Eligible Rollover Distribution paid in a direct rollover to an Eligible Retirement Plan selected by the Distributee. For this purpose, a Distributee, an Eligible Rollover Distribution, and an Eligible Retirement Plan shall be defined as follows:

(a) Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

(b) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A withdrawal from the Before-Tax Account under
     Section 7.2(b) made after December 31, 1998 is not an Eligible Rollover Distribution.

(c)  Eligible Retirement Plan means a plan described below:

     (i) an individual retirement account described in Section 408(a) of the Code;

     (ii) an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code;

     (iii) with respect to Participants and Distributees who are alternate payees only, a qualified defined contribution plan and exempt trust described in Sections 401(a) and 501(a) of the Code respectively, the terms of which permit the acceptance of rollover contributions; or

     (iv) with respect to Participants and Distributees who are alternate payees only, an annuity plan described in Section 403(a) of the Code.

     If an election is made to have only a part of an eligible rollover distribution paid in a direct rollover, the amount of the direct rollover must total $500 or more.

     Direct rollovers shall be accomplished in accordance with procedures established by the Committee, including, in the case of distributions not subject to the consent requirements of Section 411(a)(11), procedures for affirmatively waiving the minimum notice period described in Income Tax Regulation 1.402(c)-2T.

     The procedures established by the Committee shall be made in accordance with the rules set forth in Income Tax Regulation 1.401(a)(31)-1T.

                       ARTICLE 9 - ADMINISTRATION OF PLAN

9.1  APPOINTMENT OF BENEFITS COMMITTEE

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Benefits Committee appointed from time to time by the Board of Directors of the Company to serve at the pleasure of the Board of Directors. Any person who is appointed a member of the Benefits Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Benefits Committee. Any member of the Benefits Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Benefits Committee. A member of the Benefits Committee may be a Participant in the Plan.

9.2  OPERATION OF BENEFITS COMMITTEE

(a) The members of the Benefits Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Benefits Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, as they, in their sole discretion, shall decide.

(b) The Benefits Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine. Any act which the Plan authorizes or requires the Benefits Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by vote at a meeting or in writing without a meeting shall constitute the action of the Benefits Committee and shall have the same effect for all purposes as if assented to by all members of the Benefits Committee at the time in office. Any member of the Benefits Committee who is a Participant shall not vote on any question relating exclusively to himself.

(c) No member of the Benefits Committee shall receive any compensation from the Plan for his services as such.

9.3  GENERAL DUTIES OF THE BENEFITS COMMITTEE

(a) Subject to the limitations of the Plan, the Benefits Committee from time to time may establish rules for the administration of the Plan and the transaction of its business.

(b) The Benefits Committee shall interpret the Plan and its determination of all questions arising under the Plan shall be conclusive upon all Participants and all other interested or affected parties.

(c) The Benefits Committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

(d) The Benefits Committee shall act as the named fiduciary responsible for communications with Participants as needed to maintain Plan compliance with ERISA Section 404(c), including but not limited to the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts.

9.4  CLAIMS PROCEDURE

A Participant or beneficiary may claim any benefits due under this Plan by mailing or delivering to the Benefits Committee a written application for benefits, outlining the nature, amount and form of benefits due. If a claim for benefits by a Participant or beneficiary is wholly or partially denied, written notice of the denial shall be furnished to the claimant within a reasonable period of time by the Benefits Committee. The notice shall contain the specified reason for denial, reference to the Plan provisions on which denial is based, a description of any additional material or information necessary to perfect the claim, including an explanation of why such information is necessary, and an explanation of the claims review procedure under this Plan. Such notice shall be written in nontechnical language calculated to be understood by the claimant. If notice of denial is not furnished and the claim is not granted within a reasonable period of time, the claim shall be deemed denied for the purpose of proceeding to the review stage hereinafter described.

A claimant may appeal a denial of a claim to the Benefits Committee. In making such appeal, the claimant or his duly authorized representative shall, within a period of 60 days after receipt of denial, request a review by written application to the Benefits Committee, and may review pertinent documents and submit, in writing, issues and comments. The Benefits Committee shall make a decision on the appeal with 60 days after the request for review, unless special circumstances require an extension of time in which case a decision shall be rendered no later than 120 days after the request for review. The decision shall include specific reasons for the decision and specific references to Plan provisions on which the decision is based, and it shall be communicated in writing to the Participant or beneficiary whose claim has been denied in whole or in part.

9.5  INDEMNITY

The Benefits Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

9.6  PLAN EXPENSES

All expenses of administration shall be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Benefits Committee, or any person or persons retained or appointed by the Benefits Committee incident to the exercise of its duties under the Plan, including, but not limited to, fees of accountants, counsel, investment managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Benefits Committee or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other reasonable costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Plan.

                               ARTICLE 10 - LOANS


10.1  LOAN LIMITS

(a) After an Employee has been a Participant for two years, he may borrow from the Plan an amount which, when added to all loans hereunder and to all loans outstanding from any other plans of the Employer and all Affiliated Employers which are qualified under Section 401(a) of the Code, does not exceed the lesser of:

     (i) $50,000 (less the highest outstanding loan balance in the 12 months preceding any loan) or

     (ii) 50% of the present value of such Participant's vested interest in his Accounts.

(b) Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees. The amount in a Participant's PAYSOP Account shall be taken into account in determining the amount of any loan that may be permitted under this Section 10.1; provided, however, that no portion of any loan to a Participant may be made from amounts in such Participant's PAYSOP Account.

(c) For purposes of this Section 10.1, a Participant's service with an entity acquired by Barnes Group, Inc. prior to April 1, 2001 shall be considered as participation in the Plan.

10.2  INTEREST

All loans shall bear a reasonable rate of interest as established by the Benefits Committee in a nondiscriminatory manner.

10.3  TERM

Any loan by its terms must require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, provided, however, that any loan shall be repaid (or treated as a distribution) upon the Participant's termination of employment for any reason.

10.4  SECURITY

Loans must be evidenced by written notes and must be adequately secured. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

10.5  FREQUENCY/MINIMUM AMOUNTS

A loan may be taken out no more than once in any calendar year, and a Participant may have no more than three loans outstanding at one time. Once a loan has been repaid, at least six months must elapse before another loan can be granted. The minimum loan is $1,000.

10.6  FEES

A Participant who borrows from the Plan, in accordance with this Article 10, shall be charged a loan origination fee in an amount equal to the amount charged by the Company's recordkeeper to administer such loan. Such fee shall be calculated at the inception of each new loan under the Plan and shall be included as part of the amount borrowed.

10.7  PARTICIPANT LOAN PROGRAM

The Benefits Committee shall establish a Participant Loan Program contained in a separate written document which, when properly executed, shall be incorporated by reference and made a part of the Plan. Such Participant Loan program shall include, but need not be limited to the following:

     (i) the identity of the person or position authorized to administer the Participant Loan Program;

     (ii)  a prodecure for applying for loans

     (iii) the basis on which loans will be approved or denied;

     (iv)  limitations, if any, on the types and amounts of loans offered;

     (v)   the procedure for determining a reasonable rate of interest;

     (vi)  the types of collateral which may secure a Participant loan; and

     (vii) events constituting default and the steps that will be taken to preserve Plan assets.

The Participant loan program may be modified or amended in writing from time to time without the necessity of amending the Plan.

                              ARTICLE 11 - TRUSTEE

11.1  TRUST

The assets of the Plan shall be held in trust by the Trustee or Trustees appointed pursuant to the provisions of Article 11.

11.2  APPOINTMENT OF TRUSTEE

Prior to May 1, 2001, the Benefits Committee shall be the Trustee with respect to assets derived from contributions to the Plan prior to May 1, 1988 which were not transferred to the Company Stock Fund pursuant to Section 4.2 hereof, and assets removed from the Company Stock Account pursuant to Section 5.6 hereof. With respect to all other Plan assets, the Benefits Committee by majority vote shall appoint a trustee or trustees (hereinafter referred to as the "ESOP Trustee"). Any trustee may be removed with or without cause by the Benefits Committee or by the chief executive officer of the Company. Each trustee appointed by the Benefits Committee shall execute an agreement in a form prescribed by the Benefits Committee under which the Trustee shall accept his appointment and agree to be bound by the provisions of this Plan. The succeeding Sections 11.3 through 11.14 shall apply only to the Benefits Committee as Trustee of the aforementioned assets prior to May 1, 2001.

11.3  DUTIES OF TRUSTEE

The Trustee shall receive contributions made pursuant to the Plan and shall invest them along with the income therefrom and without distinction between principal and income in Investment Funds as designated by the Benefits Committee and the Participants pursuant to Article 5 hereof; provided however, that the Trustee may also direct that such assets of the Plan may, pending their long term investment or distribution, be held in cash or cash equivalents or invested in short-term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature including corporate obligations or participation therein.

11.4  TRANSFER AND DISBURSEMENT OF FUNDS

The Trustee shall transfer funds between Investment Funds according to the direction of the Participants as permitted by Article 5 hereof, and shall disburse Funds in a manner consistent with the other provisions of this Plan.

11.5  INVESTMENT PERFORMANCE

The investment performance of the Funds described in Section 5.5 hereof shall be evaluated and monitored by the Trustee. The Trustee may appoint one or more independent investment managers to direct the Trustee in the management of all or part of the investment and reinvestment of such Funds.

11.6  GENERAL POWERS OF TRUSTEE

Subject to the limitations of Article 5 and Section 11.2, the Trustee is authorized and empowered in his discretion but not by way of limitation:

(a) to sell, exchange, convey, transfer, lease, or otherwise dispose of, and also to grant options with respect to, any property whether real or personal, at any time held by him, and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no persons dealing with the Trustee shall be bound to see to the application of the purchase money or other proceeds or to inquire into the validity, expediency or propriety of any such disposition;

(b) to acquire any real or personal property as the result of any foreclosure, liquidation or other salvage of any investment previously made by the Trustee;

(c) to compromise, compound or settle any debt or obligation due to or from them as Trustee hereunder and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation;

(d) to vote in person or by general or limited proxy on any stocks, bonds or other securities held by the Trustee; to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stock, bonds or securities, or to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments therefor; to join in, or to dissent from, or to oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which the Trustee may be interested as Trustee, upon such terms and conditions as they may deem wise;

(e) to make, execute, acknowledge and deliver any and all deeds, leases, assignments and other instruments;

(f) to borrow or raise monies for the purpose of the Trust to the extent that the Trustee shall deem desirable or proper upon such terms and conditions as the Trustee may deem desirable or proper, and for any amounts so borrowed to issue their promissory notes as Trustee and to secure the repayment thereof by mortgaging or pledging all or any part of the Fund; and no person dealing with the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing;

(g) to cause any investments from time to time held by the Trustee to be registered in or transferred into, their name as Trustee or in the name of their nominee or nominees, or in the name of the Trust hereby created, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund; any investments from time to time held by the Trustee may be transferred by or from the Trustee, upon the assignment by any one of the Trustees then appointed and qualified as a Trustee under this Agreement;

(h) to use the services of such banking institution or institutions, or any savings and loan associations regardless of whether the funds thereof are fully insured, as the Trustee may deem advisable, for the deposit or safekeeping of any funds or securities at any time in the Fund, including the deposit of cash in a noninterest bearing account;

(i) to transfer at any time and from time to time, all or any part of an Investment Fund to, or withdraw the same from, any pooled investment fund or group or collective trust invested in similar types of securities, maintained by a bank or trust company supervised by a state or federal agency, which has been determined by the Internal Revenue Service to be a qualified trust or fund exempt from federal income tax under Section 501(a) of the Code and which has been established to permit separate pension and profit sharing trusts qualified under Section 401(a) of the Code to pool some or all of their funds for investment purposes; to the extent the Fund is invested in such a pooled fund or group or collective trust, the terms of the instrument establishing such pooled fund or group or collective trust are made a part of this Agreement as fully as if set forth at length herein; the mingling of assets of this Trust with assets of other qualified participating trusts in such pooled funds or group or collective trusts is specifically authorized;

(j) to enter into a group annuity contract issued by an insurance company under which all or any part of the Fund may be invested; and

(k) to do all acts whether or not expressly authorized herein which he may deem necessary or proper for the protection of the property held hereunder.

11.7  PROHIBITED TRANSACTIONS

Notwithstanding the foregoing Section 11.6, unless a statutory or administrative exemption is available, the Trustee shall not engage in any transaction which he knows or should know constitutes a direct or indirect:

(a) sale, exchange or leasing of any property between the Fund and a party in interest;

(b) lending of money or other extension of credit between the Fund and a party in interest, other than the loans permitted by Article 10;

(c) furnishing of goods, services or facilities between the Fund and a party in interest;

(d) transfer to, or use by or for the benefit of, a party in interest of any assets of the Fund; or

(e) acquisition of any security issued by the Employer or an affiliate of the Employer or real property leased to the Employer or an affiliate of the Employer (other than as specifically contemplated by this Plan).

11.8  TITLE TO ASSETS

All right, title and interest in and to the assets held in trust hereunder shall at all times be vested in the qualified and acting Trustee, subject to their right to select a nominee or nominees to hold legal title hereto, and neither the Employer nor any Participant shall have any right, title or interest in said assets except to have the trust administered in accordance with the Plan.

11.9  EXPERTS

The Trustee may consult with legal counsel (who may be counsel employed by the Employer) concerning any question which may arise with reference to their powers, rights, duties and obligations under this Agreement, and the opinion of such counsel shall, to the extent permitted by applicable law, be full and complete protection with respect to any action taken or suffered by the Trustee(s) hereunder in good faith and in accordance with the opinion of such counsel. The Trustee may employ such counsel, accountants and other agents as they may deem advisable. The Trustee may charge the fees of such counsel, accountants and other agents, and any other expenses against the Fund to the extent that they are not paid by the Employer.

11.10  RECORDS

The Trustee shall keep accurate and detailed accounts of all their investments, receipts, disbursements, and other transactions hereunder and all accounts, books, and records related thereto shall be open to inspection and audit at all reasonable times by the Employer or their authorized representatives.

Within ninety (90) days after the close of each fiscal year, or any termination of the duties of the Trustee(s), the Trustee(s) shall render an account of their acts and transactions as Trustee hereunder. In the absence of the filing in writing with the Trustee by the Employer or exceptions or objections to any such account within sixty (60) days, the Employer shall be deemed to have approved such account; and in such case or upon the written approval of the Employer of any such account, the Trustee(s) shall, to the maximum extent permitted by ERISA, be released, relieved, and discharged with respect to all matters set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction in an action or proceeding in which the Employer or Benefits Committee, all other persons having fiduciary responsibility with respect to the Trust and all persons having any beneficial interest in the Trust Fund were parties.

11.11  LIABILITY

(a) To the extent permitted by applicable law, no Trustee shall be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by him as Trustee or on his behalf as Trustee. However, a Trustee shall be liable for his failure, if any, to meet any of the standards of conduct set forth in this agreement or as provided below in Subsection (b).

(b) Any Trustee shall not be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by this Agreement or pursuant to a procedure established under this Agreement except to the extent that:

     (i) such Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of such other person, knowing such act or omission to be a breach of fiduciary responsibility;

     (ii) such Trustee, by his failure to comply with Section 404(a)(l) of ERISA in the administration of his specific responsibility which gives rise to his status as a fiduciary, has enabled such other person to commit a breach of fiduciary responsibility;

     (iii) such Trustee has knowledge of a breach of fiduciary responsibility by such other person, unless he makes reasonable efforts under the circumstances to remedy the breach; or

     (iv)  such Trustee has violated his duties under Section 404(a)(l) of
           ERISA:

           (A) with respect to the allocation of fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement;

           (B) with respect to the establishment or implementation of procedures for allocating fiduciary responsibilities among named fiduciaries or for designating persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement; or

           (C) in continuing the allocation of fiduciary responsibilities among named fiduciaries or the designation of persons other than named fiduciaries to carry out fiduciary responsibilities under this Agreement.

11.12  STANDARD OF CARE

The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a like enterprise.

11.13  ASSETS FOR EXCLUSIVE BENEFIT OF PARTICIPANTS

The assets of the Plan held in trust hereunder shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to the Participants or their beneficiaries under the Plan and of defraying reasonable expenses of administering the Plan.

11.14  TERMINATION

Any distribution of Trust Fund assets other than those held in the ESOP Suspense Account after partial termination of the Plan, may be made at any time and from time to time in whole or in part to the extent that no discrimination in value results, in cash, in securities or other assets in kind, as the Trustee may determine. Upon the termination of the Plan in its entirety the ESOP Trustee shall:

(a)  pay any and all expenses chargeable against the ESOP component of the Plan;

(b) determine, in accordance with the provisions hereof, the balance in each Participant's Accounts;

(c) repay the ESOP Loan(s), as the ESOP Trustee and the creditor(s) shall agree and in the case of sale of Shares held in the ESOP Suspense Account, allocate to each participant that portion of the remaining balance of the proceeds which is determined by multiplying such remaining balance by a fraction, the numerator of which is the Participant's Account balance as the date of such termination, and the denominator of which is the aggregate Account balances of all Participants in the Plan as of such date; and

(d) pay over to each Participant, in accordance with the provisions of section 403(d)(l) of ERISA and the provisions hereof, the balance in his Accounts, and

(e) continue to maintain the Trust and Plan to pay benefits in accordance with the provisions hereof except that no Employee shall become a Participant of the Plan or its ESOP component, as the case may be, on or after the effective date of such termination.

             ARTICLE 11A - ACQUISITION OF SHARES WITH ESOP LOANS;
                           CERTAIN ALLOCATION RULES

11A.1  TERMS OF ESOP LOAN

Effective July 28, 1989 the ESOP Trustee is empowered in its sole discretion (1) to borrow funds (including a borrowing from the Company or any other of the Affiliated Employers) and (2) to use such funds in accordance with Section 11A.2 hereof to acquire Company Stock to fund Before-Tax Contributions and Matching Allocations in respect of periods on and after October 1, 1989, or to repay a prior ESOP Loan, subject to the following conditions:

(a) An ESOP Loan shall be primarily for the benefit of the Participants and their Beneficiaries.

(b) The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to the Trust as the terms of a comparable loan resulting from arm's length negotiations between independent parties.

(c) Each ESOP Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall be without recourse against the Trust or the Participants' Accounts, except that an ESOP Loan may be guaranteed by the Company and may be secured by a pledge of the Shares acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced).

(d) No other Trust assets may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against Trust assets other than (i) collateral given for the ESOP Loan, (ii) amounts held under the ESOP Loan Payment Accumulation Account and (iii) earnings attributable to such collateral.

(e) An ESOP Loan shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default plus any applicable prepayment or similar penalties or premiums.

(f) If the lender is a disqualified person within the meaning of Section 4975(e)(2) of the Code, the ESOP Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the ESOP Loan.

(g) Payments of principal and/or interest on any ESOP Loan shall be made by the ESOP Trustee in accordance with Section 11A.5.

11A.2  ACQUISITION OF SHARES WITH PROCEEDS OF ESOP LOAN

The ESOP Loan proceeds shall be used by the ESOP Trustee within a reasonable time after receipt to acquire Shares or to repay a prior ESOP Loan. In acquiring Shares, the ESOP Trustee shall take all appropriate and necessary measures to ensure that the Trust pays no more than "adequate consideration" (within the meaning of Section 3(18) of ERISA) for such securities. All Shares acquired with the proceeds of an ESOP Loan shall be placed in an ESOP Loan Suspense Account established by the ESOP Trustee. To the extent required for the purpose of pledging such Shares as collateral for the ESOP Loan, the Shares held as collateral in the ESOP Loan Suspense Account may be physically segregated from other Trust assets. Any pledge of Shares must provide for the release of a portion of such Shares (in accordance with Section 11A.6 hereof) not later than the end of the Plan Year with respect to which payments on the ESOP Loan are made by the ESOP Trustee and for Shares so released to be transferred as appropriate for allocation to Participants' Before-Tax and Matching Accounts pursuant to the terms of the Plan.

11A.3  SHARES TO BE UNRESTRICTED

No Shares acquired with the proceeds of an ESOP Loan shall be subject to any put, call or other option or any buy-sell or similar agreement while held by or when distributed from the Trust, whether or not the Plan constitutes an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

11A.4  ESOP LOAN AMORTIZATION PAYMENTS

The Trustee shall transfer all dividends received on Shares acquired prior to August 4, 1989 to the ESOP Loan Payment Accumulation Account to be used to repay principal and interest on the ESOP Loan (including, to the extent directed by the Benefits Committee, to make prepayments on such ESOP loan). When dividends on shares allocated to a Participant's account are used to repay principle and interest on the ESOP loan, Shares with a fair market value not less than the amount of such dividend shall be allocated to the Participant's account for the year in which such dividend would have been otherwise allocated to the Participant's account. Dividends in excess of amounts used to make ESOP Loan Amortization payments shall be used by the ESOP Trustee to purchase Shares on the open market. To the extent directed by the Benefits Committee, Before-Tax Contributions and Company Contributions shall either (i) be transferred by the ESOP Trustee to the ESOP Loan Payment Accumulation Account to be used to make ESOP Loan amortization payments, or (ii) be used by the ESOP Trustee to purchase Shares on the open market. The Benefits Committee shall ensure that sufficient amounts are transferred to the ESOP Loan Payment Accumulation Account to make outstanding ESOP Loan amortization payments as they become due.

11A.5  ESOP LOAN PAYMENTS

To the extent necessary to make ESOP Loan amortization payments, funds in the ESOP Loan Payment Accumulation Account shall be used in the following order of priority:

(a) Dividends on Shares (allocated and unallocated) which were acquired with the proceeds of an ESOP Loan and earnings thereon;

(b) Before-Tax Contributions that are allocated to the ESOP Loan Payment Accumulation Account and earnings thereon;

(c) Company Contributions that are allocated to the ESOP Loan Payment Accumulation Account and earnings thereon; and

(d) To the extent permitted by law, proceeds from the sale, exchange, or disposition of Shares or other assets held in the ESOP Loan Suspense Account and earnings thereon.

11A.6  RELEASE FROM ESOP LOAN SUSPENSE ACCOUNT

As of the beginning of each quarter, a number of Shares shall be released from the ESOP Loan Suspense Account. Such number shall be determined as follows:
the number of Shares held in the ESOP Loan Suspense Account as of the end of the preceding quarter shall be multiplied by a fraction, the numerator of which shall be the amount of principal and interest paid for the current quarter, and the denominator shall be the numerator plus the principal and interest to be paid on all future amortization payments. The resulting number of Shares divided by three shall be allocated as of the last day of each month during the applicable quarter in satisfaction of the following obligations in the following order of priority:

(a) In complete or partial satisfaction of the obligation to credit Dividend Replacement Shares (as set forth in Section 11A.7(a) hereof);

(b)  In partial satisfaction of Matching Allocations (as described in Section
     3.3 hereof), but only to the extent the source of repayment of the ESOP Loan consists of dividends described in Section 11A.7(b) hereof ;

(c) In complete or partial satisfaction of Before-Tax Contributions (to the extent that the ESOP Loan amortization payment was made with Before-Tax Contributions and Supplemental Contributions as described in Section 3.1 hereof); and

(d) In complete or partial satisfaction of any remaining Matching Allocations (as described in Section 3.3 hereof).

11A.7  USE OF DIVIDENDS

(a)  As of the end of any quarter in which a dividend is paid on Shares which
     (i) were credited to Participants' Before-Tax and Matching Accounts as of the record date for the payment of such dividend and (ii) were acquired with the proceeds of an ESOP Loan, the ESOP Trustee shall allocate to Participants' Before-Tax and Matching Accounts, through Shares released from the ESOP Loan Suspense Account or otherwise as described in Section 11A.4 hereof, additional Shares ("Dividend Replacement Shares") having a Value equal to the amount of such dividends and earnings thereon.

(b) Dividends on any Shares that were acquired with an ESOP Loan (other than Shares described in paragraph (a) above) shall be used to repay principal and interest on such ESOP Loan in partial satisfaction of the Matching Allocation as provided in Section 3.3.

(c) Dividends on Shares not acquired with the proceeds of an ESOP Loan shall be used to acquire additional Shares on the open market.

                        ARTICLE 12 - GENERAL PROVISIONS

12.1  EXCLUSIVE BENEFIT RULE

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan. Notwithstanding the foregoing, the Benefits Committee may direct the Trustees to distribute benefits in accordance with the terms of any qualified domestic relations order.

12.2  NONALIENATION

Except as required by an applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

Notwithstanding any provision of this Section to the contrary, an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) or (D).

12.3  CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

The establishment of the Plan shall not confer any legal rights upon any employee or other person for a continuation of employment nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant of the Plan.

12.4  FACILITY OF PAYMENT

If the Benefits Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Benefits Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

12.5  INFORMATION

Each Participant or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Benefits Committee the information that it shall require to establish his rights and benefits under the Plan.

12.6  CONSTRUCTION

The Plan shall be construed, regulated and administered under ERISA, as in effect from time to time, and the laws of the State of Connecticut, except where ERISA controls.

12.7  INABILITY TO LOCATE DISTRIBUTEE

Notwithstanding any other provisions of the Plan, in the event the Benefits Committee cannot locate any person to whom a payment is due under the Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Benefits Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law); provided that such benefit shall be reinstated if such person subsequently makes a valid claim for such benefit.

12.8  NAMED FIDUCIARIES

The named fiduciaries, who shall have authority to control and manage the operation and administration of the Plan, are as follows:

(a) the Board, which shall have the sole right to appoint and remove from office the members of the Benefits Committee, and the Trustee and to amend or terminate the Plan:

(b) the Benefits Committee, which shall have the authority and duties specified in Article 8 hereof; and

(c) the Trustee, who shall have the authority and duties specified in the Plan and Trust Agreement.

                 ARTICLE 13 - AMENDMENT, MERGER AND TERMINATION

13.1  AMENDMENT OF PLAN

The Board of Directors or, in the event the Board has so delegated its authority, the Benefits Committee may amend the Plan in whole or in part at anytime, and retroactively if deemed necessary or appropriate by a majority vote of its members. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

13.2  MERGER OR CONSOLIDATION

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had been terminated and such other plan and fund are qualified under Sections 401(a) and 501(a) of the Code.

13.3  ADDITIONAL PARTICIPATING EMPLOYERS

(a) If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. ln that event, or if any persons become Employees of an Employer as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Internal Revenue Code.

(b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Participants in the employ of that company, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that company, shall be determined by the Benefits Committee. Those funds shall be distributed as provided in Section 13.4 if the Plan should be terminated, or shall be segregated by the trustees as a separate trust, pursuant to certification to the trustees by the Benefits Committee, continuing the Plan as a separate plan for the employees of that company under which the Board of Directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Benefits Committee.

13.4  TERMINATION OF PLAN

The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant's Accounts shall be distributed, as the Benefits Committee shall direct, to him or for his benefit or continued in trust for his benefit, except that in the case of Before-Tax Contributions such Before-Tax Contributions shall be distributed only in accordance with the provisions of Article 8.

                       ARTICLE 14 - TOP-HEAVY PROVISIONS

14.1  APPLICATION OF ARTICLE

This Article 14 shall apply for Plan Years beginning after December 31, 1983.

14.2  DEFINITIONS

For purposes of this Article, the following definitions apply:

(a) Key Employee. The term "key employee" shall have the same definition as that term has under Section 416(i)(l) of the Code.

(b) Determination Date. For the first Plan Year of the Plan, the "determination date" is the last day of that year. For any Plan Year subsequent to the first Plan Year, the determination date is the last day of the preceding Plan Year.

(c) Valuation Date. The "valuation date" applicable to a determination date shall be the most recent date within the 12-month period ending on the determination date as of which account balances or accrued benefits are valued for purposes of determining whether the Plan is top-heavy.

(d) Compensation. For purposes of determining who is a Key Employee, an Employee's "compensation" is the amount of his compensation stated on his Form W-2 for the calendar year ending with or within the applicable Plan Year.

14.3  DETERMINATION OF TOP-HEAVY STATUS

As of each determination date, the Company shall compute the aggregate accrued benefits of all Key Employees of the Company. If within the meaning of Section 416(g) of the Internal Revenue Code, the aggregate accrued benefits of all Key Employees exceeds 60% of the aggregate accrued benefits of all Employees, then the Plan will be deemed to be "top-heavy" for the Plan Year next following such determination date (and in the case of the first Plan Year, for the Plan Year ending with such determination date). In making this determination, there shall be considered (i) all other qualified plans of the Company in which a Key Employee is a Participant, and (ii) all other qualified plans of the Company which enable this Plan or plans described in (i) above to meet the requirements of Section 401(a)(4) or 410 of the Code, and (iii) at the option of the Company, any other qualified plans of the Company which meet the requirements of Section 401(a)(4) and 410 of the Code. If any other plans of the Company are aggregated with this Plan as described in the preceding sentence, this Plan shall be deemed to be top-heavy only if the aggregated plans are a "top-heavy group," as defined in Section 416(g)(2)(B) of the Code.

14.4  MINIMUM COMPANY CONTRIBUTION

Notwithstanding any other provision of this Plan except the limitations set forth in this Section 14.4, for any Plan Year in which this Plan is top-heavy, there shall be allocated to the Before-Tax Contribution Account of each Participant (and each Employee who would have become a Participant had he not declined to execute a Before-Tax election) an amount of not less than 3% of such individual's compensation as defined in Section 14.2(d); provided that (i) this minimum contribution shall not be made to a Participant or Employee who is a Key Employee for the Plan Year or who has separated from service prior to the last day of the Plan Year, and (ii) this minimum contribution shall be provided solely by Company contributions (which for Plan Years commencing after December 31, 1984, shall include Company contributions to such individual's Before-Tax Contribution Account under Section 3.1 of this Plan). Notwithstanding the foregoing, if the largest percentage of compensation contributed or required to be contributed by the Company to any Key Employee for the Plan Year is less than 3% (considering only the first $200,000 of compensation for Key Employees), then the amount allocable to each eligible individual hereunder shall be that lesser percentage. For purposes of this Section 14.4, all defined contribution plans of the Company shall be aggregated to the end that the minimum contribution requirement shall be satisfied if the aggregate contributions attributable to Company contributions and forfeitures if any, made to all defined contribution plans equal 3% (or applicable lesser percentage) of any such individual's compensation.

If a Participant is covered under any qualified defined benefit plan of the Company, then the minimum benefit or the minimum contribution requirement applicable should this Plan or the other plan become top-heavy shall be satisfied by the minimum benefit provisions of the defined benefit plan rather than the minimum contribution provisions of this Plan.

14.5  EFFECT ON SECTION 415 LIMITATIONS

For purposes of computing the aggregate limitation on benefits and contributions for a Key Employee who participates in both a defined contribution plan and defined benefit plan maintained by the Company, in any Plan Year in which this Plan is part of a top-heavy group, the dollar limitation in the denominator of the fraction set forth in Section 415(e) of the Code shall be multiplied by 1.0 rather than 1.25. However, the preceding sentence is not applicable if:

(a) The Plan would not be top-heavy if 90% were substituted for 60% in the second sentence of Section 14.3; and

(b) The benefits and contributions under each plan satisfy the minimum requirements of Section 416(h)(2) (A)(ii)(I) and (II) of the Code by (i) substituting 4% for 3% wherever 3% appears in Section 14.4 and (ii) computing a Participant's minimum retirement benefit provided under the defined benefit plan by substituting 3% for 2% of the Participant's highest average compensation for the 5 consecutive years for which he had the highest compensation and by increasing (but not more than 10 percentage points) 20% of the Participant's highest average compensation for such 5-year period by 1 percentage point for each Plan Year the Plan is top-heavy, wherever such references appear in the minimum benefits section of the top-heavy provisions of such defined benefit plan.

             ARTICLE 15 - MILITARY VETERANS' MAKE-UP CONTRIBUTIONS

15.1  QUALIFIED MILITARY SERVICE

"Qualified Military Service" means any service in the Armed Forces (or other Uniformed Service as provided in the Uniformed Services Employment and Reemployment Rights Act (the `USERRA') which is credited to an Employee upon his or her return to employment with the Employer or Affiliated Employer on or after December 12, 1994 and within the period during which his or her employment rights are protected by USERRA.

15.2  SERVICE CREDIT

An employee who has Qualified Military Service shall receive credit under this Plan for such service in the same manner and under the same rules as if the service had been performed for the Employer or an Affiliated Employer.

15.3  MAKE-UP CONTRIBUTIONS

An Eligible Employee may elect to make up some or all of the Before-Tax Contributions and/or After-Tax Contributions that could otherwise have been made during the period of Qualified Military Service. The amount of such contributions shall not exceed the amount that could have been made in accordance with all Plan provisions and limits that would have applied during such period. Compensation will be imputed for the period of Qualified Military Service based on the rate of pay the Employee would have received during such period. The election shall be made in a manner similar to that used for current Before-Tax Contributions and/or After-Tax Contributions and the Employee may elect to change, suspend or cease such contributions in accordance with the provisions in effect at the time of such election.

15.4  MAXIMUM TIME LIMIT

The maximum time limit for making such contributions shall be the lesser of three (3) times the duration of the Qualified Military Service or five (5) years and is measured from the later of January 1, 1997 or the date the Employee is reemployed following such absence.

15.5    MATCHING ALLOCATIONS

Matching Allocations shall be made in the same amount and at the same relative time as would have applied had the make-up contributions by the Employee been made during the period of Qualified Military service.

15.6  NO RETROACTIVE INVESTMENT RETURN

All make-up contributions and Matching Allocations shall be invested in accordance with the Section 4.1 when the contributions are actually made. No retroactive adjustment in the Participant's Accounts will be made for investment gains or losses for any period prior to the date the contributions are actually made.

15.7  LOAN REPAYMENTS

The Benefits Committee may adopt rules of uniform application that will allow loan repayments to be suspended for some or all of the period of Qualified Military Service. Such suspension will not result in default and the period of suspension will defer the date on which the loan is scheduled to be fully repaid. Interest shall accrue on such loan balance during the period of suspension and shall become payable upon the resumption of employment. Loan repayments shall resume upon re-employment and will be increased to repay the then outstanding balance, including interest that accrued during the Qualified Military Service. A new loan agreement shall be issued at that time.

15.8  TESTING

Contributions made under this Article 15 shall be excluded from all testing in Plan Years subsequent to the Plan Year to which the contributions relate and Plan Years prior to the Plan Year in which they are actually made.

15.9  COMPLIANCE

The provisions of this Article 15 shall be administered to comply with Section 414(u) of the Code and applicable regulations.

    IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed this 5th day of July, 2001.


WITNESS                              BARNES GROUP INC.

/s/ Kevin J. Gordon                  By: /s/ John R. Arrington
----------------------                   ----------------------------------
                                         John R. Arrington

                                    Title: Senior Vice President -
                                           Human Resources

                                                         Exhibit A to the
                                                         Retirement Savings Plan
                                                         Effective 4/1/2001







                               BARNES GROUP INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN


























































                           Effective January 1, 1983

                               BARNES GROUP INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN

                               TABLE OF CONTENTS



Article 1.  Purposes of Plan                                               1
            ----------------

Article 2.  Definitions                                                    2
            -----------

Article 3.  Participation
            -------------

   3.01     Participation Requirements                                     6
   3.02     Events Affecting Participation                                 6
   3.03     Participation Upon Reemployment                                6

Article 4.  Contributions
            -------------
   4.01     Employer Contributions                                         7
   4.02     Adjustments to Contributions                                   7
   4.03     Administrative Expenses                                        8
   4.04     Return of Contributions                                        9

Article 5.  Investments and Valuations
            --------------------------

   5.01     Investment of Contributions                                   10
   5.02     Valuations                                                    10
   5.03     Annual Statements                                             11

Article 6.  Allocation of Contributions
            ---------------------------

   6.01     Allocation Formula                                            12
   6.02     Annual Addition                                               12
   6.03     Vesting of Allocated Amounts                                  13

Article 7.  Benefits
            --------

   7.01     Distribution Events                                           14
   7.02     Distribution of Benefits                                      14
   7.03     Benefit Payments                                              15
   7.04     Form of Distribution                                          15

Article 8.  Administration of Plan
            ----------------------

   8.01     Appointment of Committee                                     16
   8.02     Duties of Committee                                          16
   8.03     Individual Records                                           17
   8.04     Meetings                                                     17
   8.05     Action of Majority                                           17
   8.06     Compensation                                                 17
   8.07     Establishment of Rules                                       18
   8.08     Prudent Conduct                                              18
   8.09     Indemnification                                              18

Article 9.  Management of Assets
            --------------------

   9.01     Trustee                                                      19
   9.02     Exclusive Benefit Rule                                       19

Article 10. General Provisions
            ------------------

  10.01     Nonalienation                                                20
  10.02     Conditions of Employment Not Affected by Plan                20
  10.03     Facility of Payment                                          20
  10.04     Information                                                  20
  10.05     Voting Rights of Participants                                21
  10.06     Construction                                                 21

Article 11. Amendment, Merger and Termination
            ---------------------------------

  11.01     Amendment of Plan                                            22
  11.02     Merger or Consolidation                                      22
  11.03     Additional Participation Employers                           22
  11.04     Termination of Plan                                          23

                               BARNES GROUP INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                           Effective January 1, 1983



Article 1.  Purposes of Plan
            ----------------

This Plan, to be known as the Barnes Group Inc. Employee Stock Ownership Plan, is designed to provide an opportunity for employees to become stockholders of Barnes Group Inc. (the "Employer") and thus strengthen their direct interest in the progress and success of the Employer, and to provide employees with an opportunity to accumulate capital for their future economic security. The Plan is established and maintained under Sections 44G, 401(a), and 409A of the Internal Revenue Code of 1954, as amended (the "Code"). The Plan shall be funded by Employer contributions. Contributions to the Plan will continue to be made only so long as, and to the extent that, the Employer is allowed a tax credit on account of such contributions to the Plan under the Code.

Article 2.  Definitions
            -----------

2.01 "Accrued Benefit" means the Participant's beneficial interest in the Trust Fund as determined at the Valuation Date on or immediately before the event requiring the determination, plus any Employer contributions attributable to the Participant's account but not included in the determination.

2.02 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (determined under Section 1563(a) of the Internal Revenue Code without regard to Sections 1563(a)(4) and (e)(3)(C)) which also includes as a member the Employer or any other company participating in the Plan as provided in Section 11.03(a), except that for purposes of Section 6.02 the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563 of the Code.

2.03  "Beneficiary" means:

      (a) for Participants who participate in the VIP, the beneficiary designed pursuant to the VIP;

      (b) for Participants who do not participate in the VIP any person, persons or entity named by the participant in a designation form filed with the Committee; or

      (c) for Participants who have no designation in effect or if the designated beneficiary does not survive the Participant, the beneficiary shall be the Participant's surviving spouse, if any, otherwise the beneficiary shall be the estate of the Participant.

2.04  "Board of Directors" means the Board of Directors of Barnes Group Inc.

2.05  "Code" means the Internal Revenue Code of 1954, as amended.

2.06 "Committee" means the persons named by the Board of Directors to administer and supervise the Plan as provided in Article 8.

2.07 "Compensation" means the total Compensation, as reflected on Form W-2, paid to a Participant during a Plan Year but excluding income relating to stock options or to restricted stock awarded in prior years, the payment of moving expenses which are deductible by the Employee and amounts deferred under the VIP.

2.08 "Disability" means disability as described under any long term disability plan of the Employer.

2.09 "Disqualified Person" means (a) any person acting in a fiduciary capacity (within the meaning of Section 4975(e)(3) of the Internal Revenue Code) under the terms of the Plan or its trust agreement, (b) any person providing services to the Plan or Trust Fund and (c) any other person described in Section 4975(e)(2) of the Internal Revenue Code.

2.10 "Distribution Date" means the date on which any benefits are distributed to Participants pursuant to Article 7.

2.11  "Distribution Event" means any of the events described in Section 7.01.

2.12  "Effective Date" means January 1, 1983.

2.13 "Employee" means a person actively employed on a full-time basis as a salaried or non-union hourly employee of the Employer at the Corporate Executive Office, Associated Spring Group Headquarters, Associated Spring United States operations (excluding former employees of the Lombard, Illinois and Mattoon, Illinois plants who were not transferred to positions as salaried or non-union hourly employees at participating Associated Spring plants), Bowman Group Headquarters, Bowman United States operations (excluding sales agents), Raymong Merchandise and any employee of the Employer not covered by the foregoing description whose health care and pension benefits are based on those available to employees of the Corporate Executive Office.

2.14 "Employer" means Barnes Group Inc. or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 11.03, with respect to its employees.

2.15 "Employer Stock" means the common stock of the Employer or of any company in the controlled group of corporations within the meaning of Section 409A(1)4 of the Internal Revenue Code.

2.16 "Participant" means any person included in the membership of the Plan as provided in Article 3.

2.17 "Plan" means the Barnes Group Inc. Employee Stock Ownership Plan as set forth in this document or as amended from time to time.

2.18  "Plan Year" means the calendar year.

2.19 "Retirement" means retirement under any retirement plan of the Employer provided such retirement results in the Participant's separation from the employment of the Employer.

2.20 "Trustee" means the trustee or trustees by whom the funds of the Plan are held as provided in Article 9.

2.21 "Trust Fund" means all money, securities and other property held by the Trustee.

2.22 "Valuation Date" means the last business day of the Plan Year and such other Valuation Dates as the Committee may determine; the first Valuation Date is December 30, 1983.

2.23 "VIP" means the Barnes Group Voluntary Investment Plan as amended from time to time.

Article 3. Participation
           -------------

3.01  Participation Requirements

      An Employee shall become a Participant of the Plan, beginning with the Effective Date, on the day he first performs service for the Employer as an Employee.

3.02  Events Affecting Participation

      (a) Except as provided in Sections 3.02(b) and (c), an Employee's participation in the Plan shall end if his active employment with the Employer ends.

      (b) Participation shall continue for all purposes while on an approved leave of absence.

      (c) A Participant who terminates his employment on account of death, Retirement or Disability in any Plan Year shall remain a Participant for such Plan Year for purposes of receiving a contribution for such Plan Year under Section 6.01 of this Plan.

      (d) Subject to Section 3.02(b) above, for contribution purposes only, participation shall not continue if an Employee becomes otherwise ineligible due to a change in his employment classification or due to transfer to an Affiliated Employer or to a location of the Employer not covered by this Plan.

3.03  Participation Upon Reemployment

      If an Employee's participation ends and he is reemployed, he shall immediately become a Participant of the Plan as of the date of his reemployment as an Employee.

Article 4.  Contributions
            -------------

4.01  Employer Contributions

      While the Plan continues in effect, the Employer may make contributions which qualify for credit under Section 44G(c)(1)(B) of the Code against the federal income taxes of the Employer on its income tax return for that Plan Year. The contributions shall be made to the Trustee for the accounts of Participants in an amount of cash or shares of Employer Stock, or a combination of both, which has an aggregate value on the date of the contribution not greater than the amount determined by multiplying the aggregate Compensation during the Plan Year paid or accrued to all Employees who were Participants at any time during the Plan Year by the applicable percentage. The applicable percentage for the 1983, 1984, 1985, 1986 or 1987 Plan Year shall be one-half of one percent. No contribution shall be made for any Plan Year in which the credit is not available.

4.02  Adjustments to Contributions

      If the amount of the credit determined under Section 44G(a)(2) of the Code is reduced because of a redetermination which becomes final during the taxable year, and the Employer transferred amounts to the Plan which were taken into account under Section 44G(a) of the Code, the Employer may reduce the amount required to be transferred to the Plan under Section 44G(c)(1)(B) of the Code for the current taxable year or any succeeding taxable year by the portion of the amount of such reduction in the credit which is attributable to the contributions to the Plan. In any event the amount so transferred to the Plan shall remain in trust and continue to be allocated in accordance with the Plan.

4.03  Administrative Expenses

      (a) The Employer shall pay all expenses of establishing and administering the Plan out of its general funds; provided, however, that the Employer may elect to pay (i) the expenses of establishing the Plan and its implementing trust as provided in paragraph (b) below and
           (ii) the administrative expenses of the Plan and all fees and retainers of the Plan's Trustee, accountant, investment manager, counsel, fiduciary, administrator, or other specialist as provided in paragraph (c) below, so long as the Plan or Trust Fund remains in effect.

      (b) As reimbursement for the expenses of establishing the Plan, the Employer may withhold from the amount of the Employer contribution for the first Plan Year, or have the Trust Fund pay directly, any or all amounts paid or incurred in connection with the establishment of the Plan which do not exceed the sum of (i) 10% of the first $100,000 of the Employer contribution for the Plan Year and (ii) 5% of any amount in excess of the first $100,000 of such contributions.

      (c) As reimbursement for the expenses of administering the Plan and maintaining the Trust Fund, the Employer may withhold from the amount of the Employer contribution for any Plan Year, or have the Trust Fund pay directly, any or all of the amounts paid or incurred during the year as expenses of administering the Plan which do not exceed the lesser of (i) the sum of 10% of the first

           $100,000 of the income from dividends paid to the Plan with respect to Employer Stock during that year and 5% of the amount, if any, of such dividends in excess of $100,000 or (ii) $100,000.

4.04  Return of Contributions

      If the Commissioner of Internal Revenue, on timely application made after the establishment of the Plan, determines that the Plan is not qualified under Sections 401(a) and 409A of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer's contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Employer without interest. This return shall be made within one year after the denial of qualification.

Article 5.  Investment and Valuations
            -------------------------

5.01  Investment of Contributions

      (a) Except as provided in Section 4.03, any cash contributions transferred to the Trustee shall be used to purchase Employer Stock. Any purchase of Employer Stock from a Disqualified Person shall be in compliance with applicable law and no commission shall be paid with respect to that purchase. Employer contributions shall be made no later than 30 days after the due date for filing the Employer's federal income tax return (including any extension(s)) for that Plan Year and purchases of Employer Stock shall be made within 30 days of the cash contribution. If shares of Employer Stock are contributed instead of cash, the value of these shares shall be the average of the closing prices of Employer Stock quoted on the New York Stock Exchange for the twenty consecutive trading days immediately before the date on which the contributions are made to the Plan.

      (b) Dividends, earnings and any distributions received on the assets held by the Trustee shall be reinvested in additional shares of Employer Stock.

      (c) The Trustee shall acquire, hold and dispose of Employer Stock in accordance with the terms of the trust agreement. The Trustee shall be solely responsible for the management, investment and reinvestment of the balance of the Trust Fund.

5.02  Valuations

     The Trust Fund shall be valued by the Trustee at market value as of each Valuation Date. All contributions, dividends, earnings and any distributions received after a Valuation Date on the assets in respect of the valuation period immediately preceding such Valuation Date shall be considered as being made immediately after such Valuation Date. On the basis of each valuation, the individual accounts of Participants in the Trust Fund shall be adjusted to reflect the effect on income, realized and unrealized profits and losses, expenses and all other transactions of the preceding period. Those valuations and adjustments of the individual accounts shall be made to preserve for each account its beneficial interest in the Trust Fund.

5.03 Annual Statements

     At least once a year, each Participant shall be furnished with a statement setting forth the number of shares of Employer Stock in his account.

Article 6.  Allocation of Contributions
            ---------------------------

6.01 Allocation Formula

     The Employer contributions for each Plan Year shall be allocated and credited as of the end of the Plan Year to the account of each Participant who was in the active employ of the Employer or on an approved leave of absence on the last day of the Plan Year or who, during such Plan Year commencing on or after January 1, 1983 terminated employment on account of death, Disability or Retirement in the proportion that the Participant's Compensation, not in excess of $100,000, during the Plan Year bears to the total of all such Compensation paid to all such Participants during the Plan Year. For purposes of this Section 6.01, the Compensation of an Employee who terminated his service due to a Disability shall be equal to the Compensation the Employee actually received during the Plan Year.

6.02 Annual Addition

     The annual addition to each Participant's account for each Plan Year under all qualified defined contribution plans maintained by the Employer or an Affiliated Employer shall not exceed the lesser of 25% of the Participant's Compensation or the sum of: (i) $30,000 adjusted for each Plan Year to take into account any cost of living increases provided for under Section 415(d) of the Code, plus (ii) the lesser of $30,000, as so adjusted, or the amount of the Employer contribution made as permitted under Section 415(c)(6) of the Code for the Plan Year. In the case of a Participant who is a participant in any other qualified defined contribution plan of the Employer or an Affiliated Employer, the annual addition under that other plan, together with the Employer contribution allocated under this Plan shall not exceed the applicable limitations of Section 415 of the Code. In the event that Employer contribution which would otherwise be made to a Participant's account under this Plan cannot be made because of the limitation of this
     Section 6.02, any such contributions in excess of the limitation will be proportionately reallocated for the Plan Year under Section 6.01 to the accounts of the other Participants of this Plan. The annual addition to a Participant's account under all qualified defined contribution plans maintained by the Employer or an Affiliated Employer shall be determined as the sum of (1), (2) and (3) below:

         (1) Employer contributions; and

         (2) The lesser of Participant contributions in excess of 6% of remuneration after reduction for deferred cash contributions, if any, to the VIP or one-half of all Participant contributions; and

         (3) Forfeitures.

6.03 Vesting of Allocated Amounts

     A Participant shall be immediately and fully vested in assets allocated to his account and those amounts shall be nonforfeitable, except as otherwise provided in Section 4.04 of the Plan.

Article 7. Benefits
           --------

7.01 Distribution Events

     The full amount of a Participant's Accrued Benefit shall be distributed in the event of:

     (a) Retirement,

     (b) Disability,

     (c) death, or

     (d) termination of employment from the Employer or an Affiliated Employer for any other reason.

     No distribution may be made while the Participant is employed by the Employer or an Affiliated Employer.

7.02 Distribution of Benefits

     (a) Except as otherwise provided in the Plan, before any Distribution Event, any cash due from the Participant's share of any contribution made or to be made for the Plan Year on the Participant's behalf shall be applied to the purchase of Employer Stock. If the Participant is eligible to share in any contribution made or to be made for the Plan Year in which the Participant's Retirement, death, Disability or termination occurs, it will be distributed as soon as practicable after the end of the Plan Year in which the separation from service occurs. In the event of a Participant's death before the complete distribution of his account, distribution will be made to the Participant's Beneficiary or as provided in Section 10.03.

     (b) Benefits shall be distributed in one lump sum payment within 60 days of the end of the Plan Year in which the Distribution Event specified in Section 7.01 occurred.

7.03 Benefit of Payments

     Benefits under this Plan shall be payable only out of the trust and the Employer shall have no legal obligation, responsibility or liability to make any direct payment of benefits accrued under the Plan. Neither the Employer nor the Trustee guarantees the trust against any loss or depreciation or guarantees the payment of any benefit hereunder. Subject to applicable law, no person shall have any rights under the Plan with respect to the trust or to the amounts allocated to his account or against the Trustee or the Employer, except as specifically provided in the Plan.

7.04 Form of Distribution

     Payment of any benefit shall be made, as elected by the Participant or his Beneficiary, all in cash or all in Employer Stock or partly in cash and partly in Employer Stock. Any cash distribution which is in lieu of stock shall be based upon the market value of Employer Stock as of the Valuation Date on or immediately before the distribution. Fractional shares allocated to the Participant's account, if any, shall be paid in cash, the amount of the payment to be based upon the market value of Employer Stock as of the Valuation Date on or immediately before the distribution.

Article 8.  Administration of Plan
            ----------------------

8.01  Appointment of Plan

      The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any person appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Committee.

8.02  Duties of Committee

      The members of the Committee shall elect a Chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for any clerical, accounting and consulting services as they may require in carrying out the provisions of the Plan; may issue directions to the Trustee in connection with the Committee's management of the Plan; and may allocate among themselves or delegate to other persons all or any portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

8.03  Individual Records

      The Committee shall maintain, or cause to be maintained, records showing the individual balance in each Participant's account. However, maintenance of those records and accounts shall not require any segregation of the funds of the Plan.

8.04  Meetings

      The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

8.05  Action of Majority

      Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

8.06  Compensation

      No member of the Committee shall receive any compensation from the Plan for his services as such.

8.07  Establishment of Rules

      Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The determination of the Committee as to any disputed question shall be conclusive.

8.08  Prudent Conduct

      The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

8.09  Indemnification

      The Committee (including any individual member) shall be indemnified by the Employer against any and all liabilities arising by reason of any act or failure to act made in good faith in accordance with the provisions of the Plan, including expenses reasonably incurred in the defense of any related claim.

Article 9. Management of Assets
           --------------------

9.01 Trustee

     All the assets of the Plan shall be held by a Trustee appointed from time to time by the Committee under a trust agreement adopted by the Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

9.02 Exclusive Benefit Rule

     Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

Article 10. General Provisions
            ------------------

10.01 Nonalienation

      Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

10.02 Conditions of Employment Not Affected by Plan

      The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant of the Plan.

10.03 Facility of Payment

      If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor or has died, the Committee may direct that any benefit payment due him, unless claim shall have been made for it by a duly appointed legal representative, be paid to his spouse, his children in equal shares, to a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

10.04 Information

      Each Participant or other person entitled to a benefit before any benefit shall be payable to him or on his account under the Plan.

      shall file with the Committee any information that it may require to establish his rights and benefits under the Plan.

10.05 Voting Rights of Participants

      Each Participant or Beneficiary of a deceased Participant shall have the right to direct the Trustee as to how the whole and fractional shares of Employer Stock held in his account shall be voted by the Trustee. The Trustee shall solicit the directions before each annual or special stockholder's meeting of the applicable company from each Participant or Beneficiary. The directions received by the Trustee shall be held in strict confidence and shall not be divulged or released to any person. Upon timely receipt of the directions, the Trustee shall vote those shares in accordance with the directions received. In the event that no direction is received, those shares shall not be voted.

10.06 Construction

      (a) The Plan shall be construed, regulated and administered under the Employee Retirement Income Security Act of 1974 (ERISA) as in effect from time to time, and the laws of the state of Connecticut, except where ERISA controls.

      (b)  The masculine pronoun shall mean the feminine wherever appropriate.

Article 11.  Amendment, Merger and Termination
             ---------------------------------

11.01  Amendment of Plan

       The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the account.

11.02  Merger or Consolidation

       The Plan may not be merged nor consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

11.03  Additional Participating Employers

       (a) If any company is or becomes a 50 percent owned subsidiary of the Employer, the Board of Directors may include the employees of that subsidiary in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan.

       (b) Any subsidiary may terminate its participation in the Plan upon appropriate action by it. In that event, the funds of the Plan held on account of Participants in the employ of that company, and any unpaid balances of the accounts of Participants who have separated from the employ of that company, shall be determined by the Committee. Those funds shall be distributed as provided in Section
            11.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee; continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

11.04  Termination of Plan

       The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, the total amount in each affected Participant's account shall be distributed, as the Committee shall direct, to him or for his benefit, or shall be continued in trust for his benefit provided that, in the case of a Participant who has not severed employment with the Employer, all shares in his account attributable to Employer contributions have been held for at least 84 months; or shall be continued in trust for his benefit.

                             Statement of Adoption
                             ---------------------

     The foregoing Barnes Group Inc. Employee Stock Ownership Plan has been adopted pursuant to the action of the Executive Committee of Barnes Group Inc. at its meeting held on August 17, 1984.

     Dated this 6th day of September, 1984.

                                        /s/ John E. Besser
                                        ------------------------
                                        John E. Besser


[SEAL]

                              AMENDMENT NUMBER 1
                              ------------------
                   TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                   ----------------------------------------

     Pursuant to a resolution duly passed by the Retirement Committee at its meeting held on September 12, 1985, the Barnes Group Inc. Employee Stock Ownership Plan is hereby amended, effective immediately, as follows:

     RESOLVED, that Article 1 of the Barnes Group Inc. Employee Stock Ownership
               Plan, effective January 1, 1983, be amended by inserting the phrase "Tax Credit" prior to the word "Employee" in the first line of Article 1.

     IN WITNESS WHEREOF, this amendment is executed this 12th day of September, 1985.

                                     Barnes Group Inc.

                                     /s/ William R. Coombes
                                     --------------------------------
                                     William R. Coombes
                                     Vice President-Administration

                              AMENDMENT NUMBER 2
                              ------------------

                   TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
                   ----------------------------------------

     Pursuant to a resolution duly passed by the Board of Directors at its meeting held on November 20, 1987, the Barnes Group Inc. Employee Stock Ownership Plan is hereby amended, effective immediately, as follows:

     RESOLVED, that Article 11.01 of the Barnes Group Inc. Employee Stock
               Ownership Plan, effective January 1, 1983 be amended by inserting the phrase "The Retirement Committee of" prior to the words "[t]he Board" in the first line of Article 11.01.

     IN WITNESS WHEREOF, this amendment is executed this 20th day of November, 1987.

                                          Barnes Group Inc.


                                          /s/ John E. Besser
                                          --------------------------
                                          John E. Besser
                                          Vice President Administration,
                                          General Counsel and Secretary